LIST OF EXHIBITS

PART III

LIST OF EXHIBITS

		Pages	Filing format Electronically (“E”) Rule 12b-12(d)(2)
	List of Exhibits in Volume I	1	E
2.1	Certificates of incorporation (French and English versions)	2	E
2.2	Certificate of Amendment dated May 2, 2000 (French and English versions)	5	E
2.3	Certificate of Amendment dated June 26, 2002 (English version)	7	E
2.4	General By-Laws (English translation)	9	E
4.1	Agreement of subscription between Altavista Mines Inc. and the Company dated May 16, 2000 (English language summary)	19	E
4.2	Agreement of subscription between Société de développement des entreprises minières et d’exploration société en commandite, and the Company dated October 18, 2000 (English language summary)	20	E
4.3	Agreement of subscription between Société de développement des entreprises minières et d’exploration II, société en commandite, and the Company dated October 18, 2000 (English language summary)	21	E
4.4	Agreement of subscription between BBH Géo-Management Inc and the Company dated September 25, 2000.(English language summary)	22	E
4.5	Agreement of subscription between Admirio Industriel Inc.and the Company dated September 11, 2000.(English language summary)	23	E
4.6	Agreement of subscription between Mr. Jacques Vézina and the Company dated August 25, 2000.(English language summary)	24	E
4.7	Agreement of subscription between Computershare Company of Canada and the Company dated November 16, 2001.(English language summary).	25	E
6.1	Letter of intent to conditional transfer of the contract to option and transfer of mining titles between Systèmes Géostat International Inc. dated June 14, 2001 (English language summary)	26	E
6.2	Contract to option between Cambior Inc. and the Company dated September 19, 2001 (English version)	27	E
6.3	Stock Options for management, officers and employees (English language summary)	49	E
6.4	Contract of services between BBH Géo-Management Inc. and the Company dated July 13, 2000 (English language summary)	50	E
6.5	Contract to acquire mining properties between Altavista Mines Inc. and the Company dated May 16, 2000 (English language summary)	51	E
10.1	Form F/X appointing Eaton, Peabody as Agent of the Company in the Unites States of America dated July 15, 2002 and certified copy of the Board of Directors dated July 15, 2002	52	E
10.2	Letter of consent from KPMG,LLP dated July 22, 2002.	53	E
10.3	Letter of consent from Gowling Lafleur Henderson, LLP dated July 22, 2002	54	E

EXHIBIT 2.1

Industry Canada	Industrie Canada
Certificate of Incorporation	Certificat de constitution

Canada Business Corporations Act	Loi canadienne sur les sociétés par actions

3747280 Canada Inc.		374728-0
Name of corporation-Dénomination de la société	Corporation number-Numéro de la Société

1 hereby certify that the above-named corporation, the articles of incorporation of which are attached, was incorporated under the Canada Business Corporations Act	Je certifie que la société susmentionnée dont les statuts constitutifs sont joints a été constituée en société en vertu de la Loi canadienne sur les sociétés par action

(signed)	April 13, 2000 / le 13 avril 2000

Director - Directeur	DATE OF INCORPORATION - DATE DE CONSTITUTION

Canada

EXHIBIT 2.1

Industry Canada	Industrie Canada	FORM I	FORMULE I
Canada Business Corporations Act	Loi canadienne sur les sociétés par actions	ARTICLES OF INCORPORATION	STATUTS CONSTITUTIFS
		(SECTION 6)	(ARTICLE 6)

________________________________________________________________________________________________

1 - Name of the Corporation

Dénomination sociale de la société

747280 Canada Inc.

2 .The province or territory in Canada where the registered office is situated	La province ou le territoire au Canada où est situé le siège social

Montreal Region, Province of Quebec

_________________________________________________________________________________________________________________________________

3 - The classes and any maximum number of shares that the corporation is authorized to issue	Catégories et le nombre maximal d'actions que la société est autorisée à émettre

Unlimited number of common shares and an unlimited number of preferred shares issuable in series. See attached Annex "A"

_________________________________________________________________________________________

4 -- Restrictions, if any, on share transfers

Restrictions sur le transfert des actions, s'il y a lieu

________________________________________________________________________________________________

5 -- Number (or minimum and maximum number) of directors

Nombre (ou nombre minimal et maximal) d'administrateurs

Minimum: 3

Maximum: 15

6.Restrictions, if any, on the business the corporation may carry on	Limites imposées it l'activité commerciale de la société s'il y a lieu

_________________________________________________________________________________________________________________________________

7

Other provisions, if any

Autres dispositions, s'il y a lieu

See attached Annex "B"

_______________________________________________________________________________________

8 -- Incorporators – Fondateurs

Name(s) - Nom(s)	Address (Including postal code)	Signature
Adress e ( inclure le code postal)
Henri Lanctôt	247 Trenton St.
Ville Mont-royal (Quebec) H3P lZ8
CANADA

_________________________________________________________________________________________________

FOR DEPARTMENTAL USE ONLY - A USAGE DU MINISTÈRE SEULEMENT

Filed - Déposée

Corporation No. - N de la société

374728-0

APR 13 2000

IC 3419 (200 1 /1 1)

Canada.

EXHIBIT 2.1

ANNEX “A” TO THE ARTICLES OF INCORPORATION

Common shares

1. The rights, privileges, restrictions and conditions attached to the common shares are described as follows :

Dividends

1.1

Each common share of the Corporation confers upon its holder the right to receive, after the preferred shares, any dividend declared by the Corporation in relation to such common shares at the time and for the amount that the Board of directors may on occasion determined, subject to rights, privileges, restrictions and conditions related to any other category of shares.

Liquidation or dissolution

Upon dissolution or voluntary or forced liquidation of the Corporation, the right to receive, after the preferred shares the remaining assets of the Corporation

Right to vote

Each common share of the Corporation confers upon its holder one vote at any meeting of shareholders.

Rank of common shares

Common shares take rank after the preferred shares i) as to payment of dividends and ii) as to the distribution of assets in the case of liquidation of voluntary or forced dissolution of the Corporation.

Preferred Shares

2.

The rights, privileges, restrictions and conditions relating to preferred shares issuable in series, as a category, are as follows:

2.1

The preferred shares may, at any time and from time to time, be issued in one or more series consisting of a number of shares and bearing the rights, privileges, conditions and restrictions determined prior to their issuance by a resolution of the company’s directors, including the amount or rate of preferred dividends and the date or dates and place or places of payment, their redemption or purchase price, their conversion privilege and their voting rights, the whole subject to the rights, privileges, conditions and restrictions relating to the preferred shares as a category.

2.2

As to the payment of dividends and the dissolution of assets or repayment of capital in the case of dissolution or liquidation of the company, be it voluntary or forced, or any other repayment of capital, registered holders of preferred shares of any series rank equally with each other and have priority over the common shares or any other lesser ranking shares of the company. If the dividends or capital repayment amounts relating to a series of preferred shares are not paid in full, all series of the same category of  preferred share participate pro rata as to capital repayment and accumulated dividends.

2.3

In accordance with section 2.1, all series of preferred shares may be granted any other preference compatible with these articles relative to other shares of the company of lesser rank than the preferred shares.

Appendix “B” to the articles of incorporation

Other provisions

The directors of the company do not require shareholder approval to:

1.

Borrow monies, depending on the company’s credit;

2.

Issue, reissue, sell or pledge debt securities of the company;

3.

Subject to section 44 of the Canadian Business Corporations Act, guarantee, on the company’s behalf, the execution of another party’s obligation; and

4.

Pledge, particularly through a mortgage, all or part of the company’s present or future assets in order to secure its obligations.

EXHIBIT 2.2

Industry Canada	Industrie Canada
Certificate of Amendment		Certificat de Modification
Canada Business Corporations Act		Loi canadienne sur les sociétés par actions

RESSOURCES STRATECO INC/ STRATECO RESOURCES INC.		374728-0
Name of corporation-Dénomination de la société		Corporation number-Numéro de la société
I hereby certify that the articles of the above-named corporation were amended:		Je certifie que les statuts de la société susmentionnée ont été modifiés :
a) under section 13 of the Canada Business Corporation Act in accordance with the attached notice	[]	a) en vertu de l'article 13 de la Loi canadienne sur les sociétés par actions, conformément à l'avis ci-joint ;
b) under section 27 of the Canada Business Corporations Act -set out in the attached articles of amendment designating a series of shares	[]	b) en vertu de l'article 27 de la Loi canadienne sur les sociétés par actions, tel qu'il est indiqué dans les clauses modificatrices ci-jointes désignant une série d'actions ;
c) under section 179 of the Canada Business Corporation Act as set out in the attached articles of amendment;	[√]	c) en vertu de l'article 179 de la Loi canadienne sur les sociétés par actions, tel qu'il est indiqué dans les clauses modificatrices ci-jointes ;
d) under section 191 of the Canada Business Corporation Act as set out in the attached articles of reorganizaton;	[]	d) en vertu de l'article 179 de la Loi canadienne sur les sociétés par action, tel qu'il est indiqué dans les clauses de réorganisation ci-jointes ;
(signed)		May 2, 2000 / le 2 mai 2000
Director - Directeur		Date of Amendment - Date of modification

Canada

EXHIBIT 2.2

Industry Canada	Industrie Canada	FORM 4	FORMULE 4
Canada Business Corporations Act	Loi canadienne sur les sociétés par actions	ARTICLES OF AMENDMENT	CLAUSES MOFIFICATRICES
		(SECTIONS 27 OR 177)	(ARTICLES 27 OU 177)

1 - Name of the Corporation/Dénomination sociale de la société		2. Corporation No.-No de la société
747280 Canada Inc.		374728-0

3 .The articles of the above-named corporation are amended as follows :	Les statuts de la société mentionnée ci-dessus sont m odifiés de la façon suivante :

ARTICLE 1-THE NAME OF THE CORPORATION IS CHANGED FROM 3747280 CANADA INC. TO RESSOURCES STRATECO INC. / STRATECO RESOURCES INC.

Date	Signature	Title-Titre
2000-04-26	GUY HÉBERT	(SIGNED) DIRECTOR-ADMINISTRATEUR
3069(11-94)(CCA 1387) Corporatek		FOR DEPARMENTAL USE ONLY-A L<USAGE DU MINISTÈRE SEULEMENT Filed-Déposée MAY 2 2000 MAI 2 2000

EXHIBIT 2.3

Industry Canada	Industrie Canada
Certificate of Amendment		Certificat de Modification
Canada Business Corporations Act		Loi canadienne sur les sociétés par actions

RESSOURCES STRATECO INC/ STRATECO RESOURCES INC.		374728-0
Name of corporation-Dénomination de la société		Corporation number-Numéro de la société
I hereby certify that the articles of the above-named corporation were amended:		Je certifie que les statuts de la société susmentionnée ont été modifiés :
a) under section 13 of the Canada Business Corporation Act in accordance with the attached notice;	[]	a) en vertu de l'article 13 de la Loi canadienne sur les sociétés par actions, conformément à l'avis ci-joint ;
b) under section 27 of the Canada Business Corporations Act -set out in the attached articles of amendment designating a series of shares;	[]	b) en vertu de l'article 27 de la Loi canadienne sur les sociétés par actions, tel qu'il est indiqué dans les clauses modificatrices ci-jointes désignant une série d'actions ;
c) under section 179 of the Canada Business Corporation Act as set out in the attached articles of amendment;	[√]	c) en vertu de l'article 179 de la Loi canadienne sur les sociétés par actions, tel qu'il est indiqué dans les clauses modificatrices ci-jointes ;
d) under section 191 of the Canada Business Corporation Act as set out in the attached articles of reorganizaton;	[]	d) en vertu de l'article 179 de la Loi canadienne sur les sociétés par action, tel qu'il est indiqué dans les clauses de réorganisation ci-jointes ;
(Signed)		June 26, 2002 / June 26 2002
Director - Directeur		Date of Amendment - Date of modification

Canada

EXHIBIT 2.3

English Translation of page 2 of Certificate of Amendment dated June 26, 2002:

1. Strateco Resources inc.	2. Corporation no. 374728-0

3. The articles of the above-named corporation are amended as follows :

By adding of another disposition at Annex B of the articles of incorporation as follows :

5. Appointment of directors between annual meeting of shareholders. The directors may appoint one or more additional directors. The term of office of the directors so named expires no later than the close of the next annual meeting of shareholders and the total number of directors so appointed may not exceed one-third of the number of directors elected at the previous annual meeting of shareholders.

EXHIBIT 2.4

GENERAL BY-LAWS OF

RESSOURCES STRATECO INC./STRATECO RESOURCES INC.

BY-LAW NUMBER 1

This By-law is known and designated under the title:  By-law of internal management.

1.    Interpretation.  In this by-law and all other by-laws of the Corporation, unless the context otherwise specifies or requires:

1.1.

"Act" means the Canada Business Corporations Act, R.S.C., 1985, c. C-44 and every statute that may be substituted therefor and, in the case of such substitution, any references in the by-laws of the Corporation shall be read as referring to the substituted provisions therefor;

1.2.

"by-law" means any by-law of the Corporation, including any special by-law, from time to time in force and effect;

1.3.

all terms contained in the by-laws and which are defined in the Act shall have the meanings given to such terms in the Act;

1.4.

words importing the singular number only shall include the plural and vice versa;  words importing the masculine gender shall include the feminine and neuter genders;  words importing persons shall include bodies corporate, corporations, companies, partnerships, syndicates, trusts and any number or aggregate of persons; and

1.5.

the headings used in the by-laws are inserted for reference purposes only and are not to be considered or taken into account in construing the terms or provisions thereof or to be deemed in any way to clarify, modify or explain the effect of any such terms or provision.

MEETINGS OF SHAREHOLDERS

2.    Annual meeting.  The annual meeting of the shareholders shall be held not later than 15 months after the holding of the last annual meeting at the registered office of the Corporation or at any place within Canada, as determined by the directors or at any other place outside Canada as may be agreed upon by all the shareholders entitled to vote at that meeting on such day and in any event at such time as the directors shall have determined.

3.    Special general meetings.  Special general meetings of the shareholders of the Corporation may be called at any time:

3.1.

by the Chairman of the Board (if any) or the President;

3.2.

on resolution of the board;

3.3.

on requisition signed by all the directors of the Corporation and delivered to the Secretary of the Corporation;

3.4.  on written requisition delivered to each of the directors of the Corporation and at the registered office of the Corporation and signed by the holders of not less than 5% of the issued shares of the Corporation that carry the right to vote at the meetings sought to be held for the purposes stated in such requisition;

3.5.  on order of the Court or in any other manner provided by law.

Such meetings shall be held on such date and time as may be determined by the person, persons or Court, as the case may be, which causes the same to be called and such meeting shall be held at a place to be determined in the same manner as the place of annual meetings.

Such meetings shall be held, conducted, adjourned or concluded in accordance with the by-laws of the Corporation, the provisions of the Act or the order of the court.  Unless otherwise provided, such meetings shall be convened by the Secretary or any Assistant Secretary pursuant to notice as herein provided.

4.    Notice.  A written notice stating the day, hour and place of meeting and the general nature of the business to be transacted, together with the text of any special resolution to be submitted, shall be given to each person who is entitled to notice of such meeting and who on the record date for notice appears on the records of the Corporation as a shareholder, to each director and the auditors of the Corporation at least 21 days and not more than 50 days before the date of every meeting.

By exception, a meeting of shareholders may be held for any purpose at any date and time and at any place within Canada or at any other place outside Canada without notice if all the shareholders entitled to notice of such meeting are present in person or represented by proxy at the meeting or if all the shareholders entitled to notice of such meeting and not present in person nor represented by proxy shall have agreed and waived notice.  Notice of any meeting of shareholders or any irregularity in any such meeting or in the notice thereof may be waived by any shareholder, the duly appointed proxy of any shareholder, any director or the auditor of the Corporation in writing or by telegram, cable or telex addressed to the Corporation.  The notice of any special meeting must indicate the questions that will be treated at such meeting.

5.   Attendance at meetings.  In addition to the shareholders entitled to vote thereat, the directors, the Secretary or any Assistant Secretary, the auditor and legal counsel of the Corporation are entitled to attend and participate, but not to vote at any meeting of shareholders of the Corporation and the auditor and all directors who are not shareholders shall be entitled to receive all notices and other communications relating to any such meeting that a shareholder is entitled to receive.

6.    Omission of notice.  The accidental omission to give notice of any meeting to or the non-receipt of any notice by any person shall not invalidate any resolution passed or any proceeding taken at any meeting of shareholders.

7.    Record dates.  The directors may affix in advance a date and time as the record date for the determination of the shareholders entitled to notice of meetings of the shareholders and such record date save as may be further restricted by the rules of any stock exchange to which the Corporation is bound, shall not precede by more than 50 days nor by less than 21 days the date on which the meeting is to be held.

If the directors fail to fix in advance a date and time as the record date for any meeting of the shareholders of the Corporation, the record date for the determination of the shareholders entitled to notice of meetings of the shareholders shall be the close of business on the day immediately preceding the day on which the notice is given or, if no notice is given, the day on which the meeting is held.

8.    Chairman of meeting.  The Chairman of the Board (if any), and in his absence the President, and in this absence a Vice-President who is a director shall act as chairman of the meetings.  Failing all such persons, the shareholders present and entitled to vote shall choose another director as chairman of the meeting and if no director is present or if all the directors present decline to take the chair, the shareholders present shall choose one of their number to be chairman.

9.    Votes.  Every question submitted to any meeting of shareholders shall be decided in the first instance on a show of hands and in case of an equality of votes the chairman of the meeting shall both on a show of hands and at a poll have a second or casting vote in addition to the vote or votes to which he may be entitled as a shareholder.

At any meeting, unless a poll is demanded, a declaration by the chairman of the meeting that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact without proof of the number or proportion of votes recorded in favour of or against the motion.

Where two or more persons hold the same share or shares jointly, any one of such persons present at a meeting of shareholders has the right, in the absence of the other or others, to vote in respect of such share or shares, but if more than one of such persons are present or represented by proxy and vote, that one of the said persons so present whose name stands first on the register in respect of such share shall be entitled to vote in respect thereof.  Executors or administrators of a deceased shareholder in whose sole name shares stand shall for the purpose of this section be deemed joint holders thereof.

If at any meeting a poll is demanded on the election of a chairman or on the question of adjournment or termination it shall be taken forthwith without adjournment.  If a poll is demanded on any other question or as to the election of directors it shall be taken by ballot in such manner and either at once or later at the meeting or after adjournment as the chairman of the meeting directs.  The result of a poll shall be deemed to be the resolution of the meeting at which the poll was demanded.  A demand for a poll may be withdrawn.

10.   Proxies.  Votes at meetings of shareholders may by given either personally or by proxy.  At every meeting at which he is entitled to vote every shareholder present in person shall have one vote on a show of hands.  Upon a poll at which he is entitled to vote every shareholder present in person or by proxy shall have one vote for every share registered in his name.

Every shareholder, including a shareholder that is a body corporate, entitled to vote at a meeting of shareholders may by means of a proxy appoint a person, who need not be a shareholder, as his nominee to attend and act at the meeting in the manner, to the extent and with the power conferred by the proxy.

An instrument appointing a proxy shall be in writing and executed by the shareholder or his attorney authorized in writing, or, if the shareholder is a body corporate, either under its seal or by an officer or attorney thereof duly authorized and to be valid it shall be deposited at the registered office of the Corporation or the place where the meeting is to take place prior to the meeting.  Such instrument shall cease to be valid one year from its date, unless otherwise provided therein.

An instrument appointing a proxy may be in the following form or in any other form which complies with the requirements of the Act:

The undersigned shareholder of ………. hereby appoints ………. of ………. or failing him, ………. of ………. as the nominee of the undersigned to attend and act for and on behalf of the undersigned at the ………. meeting of the shareholders of the Corporation to be held on the ………. day of ………., and at any adjournment thereof in the same manner, to the same extent and with the same power as if the undersigned were personally present at the said meeting or such adjournment thereof.

DATED the ………. day of ……….

(Signature of shareholder)

(This form of proxy must be signed by a shareholder or his attorney authorized in writing or, if the shareholder is a body corporate, under its seal or by an officer or attorney thereof duly authorized.)

EXHIBIT 2.4

11.  Quorum.  The persons present and each holding or representing by proxy at least one issued share of the Corporation shall be a quorum at any meeting of shareholders for the choice of a chairman of the meeting and for the adjournment of the meeting;  for all other purposes the quorum for any meeting (unless a greater number of shareholders and/or a greater number of shares are required to be represented by the Act or by the articles of the Corporation or by any special or other specific by-law of the Corporation) shall consist of at least one person holding personally or representing by proxy 10% of the issued shares of the Corporation which entitle such holders to vote upon such business.

12.  Adjournment.  If within one-half hour from the time appointed for the holding of a meeting of shareholders a quorum is not present, the meeting, if convened by or upon the requisition of shareholders as hereinbefore provided, shall be dissolved.  If otherwise convened, it shall stand adjourned to the same day in the next week at the same time and place and no notice of the adjournment need be given.  The shareholders entitled to vote thereat then present, whatever their number or the value of the shares represented by them, shall constitute a quorum.  The chairman presiding at any meeting at which a quorum is present, with the consent of the meeting, may and, if directed by the meeting, shall adjourn such meeting from time to time and from place to place as the meeting shall determine, but no business shall be transacted at any adjourned meeting other than business which could properly have been transacted at the meeting from which the adjournment took place. It shall not be necessary to give notice to the shareholders of any adjourned meeting if such meeting is adjourned for periods aggregating not less than 30 days.

DIRECTORS

13.  Number.  The affairs of the Corporation shall be managed by a board of directors composed of three (3) to fifteen (15) directors.  The shareholders may fix the exact number of directors by resolution adopted by a majority of the shareholders.

14.  Duties.  The board of directors shall manage and supervise the affairs and business of the Corporation and may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation and as are not by the Act, the articles, the by-laws, any special resolution of the Corporation or by statute expressly directed or required to be done in some other manner.  Every director and officer of the Corporation shall exercise the powers and discharge the duties of his office honestly, in good faith and in the best interests of the Corporation, and in connection therewith shall exercise the degree of care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

15.  Vacancies.  Where there is a vacancy or vacancies in the board of directors, the remaining directors may exercise all the powers of the board so long as a quorum of the board remains in office.

Where there is a quorum of directors in office and a vacancy occurs in the board, the directors remaining in office may appoint a qualified person to fill the vacancy for the remainder of the term, unless the vacancy results from an increase in the number or minimum number of directors or from a failure of the shareholders to elect such minimum number in which event the vacancy shall be filled only by a vote of shareholders.

16.  Qualification.  Every director shall be 18 or more years of age and no undischarged bankrupt or mentally incompetent person shall be a director.  A majority of the board of directors shall be resident Canadians.

17.  Term of office.  A director's terms of office (subject to the provisions, if any, of the articles of the Corporation) shall be from the date of the meeting at which he is elected or appointed until the annual meeting next following or until his successor is elected or appointed.

18.  Vacation of office.  The office of a director shall ipso facto be vacated if:

18.1. he becomes bankrupt or a receiving order is made against him or he makes an assignment under the Bankruptcy Act (Canada);

18.2.  an order is made declaring him to be mentally incompetent or incapable of managing his own affairs; or

18.3. by notice in writing to the Corporation he resigns office and such resignation, if not effective immediately, becomes effective in accordance with its terms.

19.  Election and removal.  Directors shall be elected annually, or at such other intervals not exceeding three years as may be provided by the articles of the Corporation or by the shareholders in general meeting on a show of hands unless a poll is demanded and if a poll is demanded such election shall be by ballot.  Subject to the articles of the Corporation, all the directors then in office shall retire at the close of the meeting of shareholders at which directors are to be elected but, if qualified, are eligible for re-election.  The shareholders of the Corporation may, by resolution passed by a majority of the votes cast at a special meeting duly called for that purpose, remove any director before the expiration of his term of office and may, by a majority of the votes cast at the meeting, elect any person in his stead for the remainder of his term.

Whenever at any election of directors of the Corporation the full number of directors is not elected by reason of the disqualification, the refusal to act or failure to consent to act as a director or the death of any nominee or nominees, the directors elected may exercise all the powers of the board so long as the number of directors so elected constitutes a quorum.

A retiring director shall retain office until the adjournment or termination of the meeting at which his successor is elected unless such meeting was called for the purpose of removing him from office as a director in which case the director so removed shall vacate office forthwith upon the passing of the resolution for his removal.

20.  Validity of acts.  An act done by a director or by an officer is not invalid by reason only of any defect that is thereafter discovered in his appointment, election or qualification.

21.  Remuneration of directors.  The directors may be paid out of the funds of the Corporation by way of remuneration for their services such sums per annum as they may in their discretion from time to time determine.  The board of directors may by resolution award special remuneration to any director in consideration of such director providing special services or undertaking any special responsibilities on behalf of the Corporation in addition to the routine work ordinarily required of a director by the Corporation.  The confirmation by the shareholders of any such resolution shall not be required.  The directors shall also be entitled to be paid their travelling and other expenses properly incurred by them in connection with the affairs of the Corporation.

EXHIBIT 2.4

MEETING OF DIRECTORS

22.  Place of meeting.  Meetings of the board of directors and of the executive committee of the board of directors (if any) may be held at any place within or outside Canada.  A meeting of the board of directors may be called by the Chairman of the Board (if any), the President or any director at any time and the Secretary shall upon direction of any of the foregoing convene a meeting of the board of directors.

23.  Notice.  Notice of the time and place for the holding of any such meeting shall be given to each director not less than two days before the date of the meeting.  By exception, meetings of the board of directors or of the executive committee of the board of directors (if any) may be held at any time without formal notice if all the directors present and if all the absent directors waive notice.

A meeting of the board of directors to be held immediately following the election of directors at an annual general or special meeting of the shareholders may be held without notice.  A meeting of the board of directors at which a director is appointed to fill a vacancy in the board may be held without notice of such meeting being given to the newly elected or appointed director or directors in order for the meeting to be duly constituted, but only so long as a quorum of the directors is present.

24.  Waiver of notice.  Notice of any meeting of the board of directors or of the executive committee of the board of directors (if any) or any irregularity in any meeting or in the notice thereof may be waived by any director in writing or by electronic mail or facsimile addressed to the Secretary of the Corporation.

25.  Telephone participation.  Where all the directors have consented (either before or after the meeting), any director may participate in a meeting of the board of directors or of the executive committee of the board of directors by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and a director participating in a meeting shall be deemed to have attended such meeting.

26.  Adjournment.  Any meeting of the board of directors or of the executive committee of the board of directors (if any) may be adjourned from time to time by the chairman of the meeting, with the consent of the meeting, to a fixed time and place and no notice of the time and place for the holding of the adjournment meeting need be given to any director.  Any adjourned meeting shall be duly constituted if held in accordance with the terms of the adjournment and a quorum is present thereat.

The directors who formed a quorum at the original meeting are not required to form the quorum at the adjourned meeting.  If there is no quorum present at the adjourned meeting, the original meeting shall be deemed to have terminated forthwith after its adjournment.

27.  Quorum and voting.  The directors may fix the quorum at meetings of the board of directors but unless so fixed, a majority of directors shall constitute a quorum for the transaction of business.  Subject to the provisions of paragraph  hereof, no business shall be transacted by the directors except at a meeting of directors at which a quorum of the board is present and (except as permitted by the Act) at which a majority of the directors present are resident Canadians.  Questions arising at any meeting of the board of directors shall be decided by a majority of votes.  In the case of an equality of votes, the chairman of the meeting in addition to his original vote shall have a second or casting vote.

RESOLUTION IN WRITING

28.   A resolution in writing signed

28.1. by all directors entitled to vote on that resolution at a meeting of directors or executive committee of directors; or

28.2.  by all the shareholders;

whether composed of one or more counterparts or copies shall have the same force and effect as if passed at a meeting of the directors or shareholders duly convened and held.

EXHIBIT 2.4

OFFICERS

29.  Election and appointment of officers.  The board of directors shall annually or as often as may be required elect a Chairman of the Board (if any), a President and appoint a Secretary and if deemed advisable may annually or as often as may be required appoint one or more Vice-Presidents, a Treasurer and one or more Assistant Secretaries and/or one or more Assistant Treasurers.  None of such officers, except the Chairman of the Board (if any), need be a director of the Corporation.  Any two of such offices may be held by the same person.  In case and whenever the same person holds the offices of Secretary and Treasurer he may but need not be known as the Secretary Treasurer.  The board of directors may from time to time appoint such other officers, employees and agents as it shall deem necessary who shall have such authority and shall perform such functions and duties as may from time to time be prescribed by resolution of the board of directors.

30.  Remuneration and removal of officers, etc.  The remuneration of all officers, employees and agents elected or appointed by the board of directors may be determined from time to time by resolution of the board of directors.  The fact that any officer, employee or agent is a director or shareholder of the Corporation shall not disqualify him from receiving such remuneration as may be so determined.  All officers, employees and agents, in the absence of agreement to the contrary, shall be subject to removal by resolution of the board of directors at any time, with or without cause.

31.  Duties of officers may be delegated.  In case of the absence or inability or refusal to act of any officer of the Corporation or for any other reason that the board of directors may deem sufficient, the board may delegate all or any of the powers of such officer to any other officer or to any director for the time being.

32.  Chairman of the Board.  The board of directors may, if deemed appropriate, elect a Chairman of the Board who must be a member of the board of directors.  This officer will be assigned the duties and responsibilities that the board of directors will determine.

33.  President.  The President shall be the Chief Executive Officer of the Corporation and shall exercise general supervision over the business and affairs of the Corporation.  In the absence of the Chairman of the Board (if any) the President shall, when present, preside at all meetings of the board of directors, the executive committee of the board of directors (if any) and shareholders; he shall sign such contracts, documents or instruments in writing as require his signature and shall have such other powers and shall perform such other duties as may from time to time be assigned to him by resolution of the board of directors or as are incidental to his office.

34.  Vice-President.  The Vice-President or, if more than one, the Vice-Presidents in order of seniority, shall be vested with all the powers and shall perform all the duties of the President in the absence or inability or refusal to act of the President, provided, however, that a Vice-President who is not a director shall not preside as chairman at any meeting of shareholders.  The Vice-President or, if more than one, the Vice-Presidents in order of seniority (if any), shall sign such contracts, documents or instruments in writing as require his or their signatures and shall also have such other powers and duties as may from time to time be assigned to him or them by resolution of the board of directors.

35.  Secretary.  The Secretary shall give or cause to be given notices for all meetings of the board of directors, executive committee of the board of directors (if any) and shareholders when directed to do so and shall have charge of the minute books of the Corporation and, subject to the provisions of paragraph  hereof, of the books of share certificates, the ledger of shareholders, the share transfer ledger and any other securities ledger of the Corporation.  He shall sign such contracts, documents or instruments in writing as require his signature and shall have such other powers and duties as may from time to time be assigned to him by resolution of the board of directors or as are incidental to his office.

36.  Treasurer.  Subject to the provisions of any resolution of the board of directors, the Treasurer shall have the care and custody of all the funds and securities of the Corporation and shall deposit the same in the name of the Corporation in such bank or banks or with such other depositary or depositaries as the board of directors may by resolution direct.  He shall keep or cause to be kept the books of account and accounting records to record the transactions and accounts of the Corporation and generally to comply with the requirements of the Act.  He shall sign such contracts, documents or instruments in writing as require his signature and shall have such other powers and duties as may from time to time be assigned to him by resolution of the board of directors or as are incidental to his office.  He may be required to give such bond for the faithful performance of his duties as the board of directors in their unlimited discretion may require, but no director shall be liable for failure to require any such bond or for the insufficiency or any such bond or for any loss by reason of the failure of the Corporation to receive any indemnity thereby provided.

37.  Assistant Secretary and Assistant Treasurer.  The Assistant Secretary or, if more than one, the Assistant Secretaries in order of seniority (if any), and the Assistant Treasurer or, if more than one, the Assistant Treasurers in order of seniority (if any), shall perform all the duties of the Secretary and Treasurer, respectively, in the absence or inability to act of the Secretary or Treasurer as the case may be.  The Assistant Secretary or Assistant Secretaries, if more than one, and the Assistant Treasurer or Assistant Treasurers, if more than one, shall sign such contracts, documents or instruments in writing as require his or their signatures respectively and shall have such other powers and duties as may from time to time be assigned to them by resolution of the board of directors.

38.  General Manager or Manager.  The board of directors may from time to time appoint a General Manager or one or more Managers (each of whom may but need not be a director of the Corporation) and may delegate to them such power and authority to manage and direct the business and affairs of the Corporation (except such matters and duties as by law must be transacted or performed by the board of directors or by the shareholders in general meeting) and to employ and discharge agents and employees of the Corporation as the board of directors considers desirable.  If and so long as a General Manager or Manager is a director he may but need not be known as a Managing Director.  A General Manager or Manager shall respect and carry all lawful orders given to him by the board of directors of the Corporation and shall at all reasonable times give to the directors or any of them all information they may require regarding the affairs of the Corporation.  Any agent or employee appointed by a General Manager or Manager shall be subject to discharge by the board of directors.

39.  Vacancies.  If the office of Chairman of the Board (if any), President, Vice-President, Secretary, Assistant Secretary, Treasurer, Assistant Treasurer, or any other office created by the board of directors pursuant to paragraph  hereof shall be or become vacant by reason of death, resignation or in any other manner whatsoever, the board of directors shall in the case of the President or the Secretary and may in the case of the other officers elect or appoint, as the case may be, an officer to fill such vacancy

EXHIBIT 2.4

EXECUTIVE COMMITTEE

40.   Election.  The board of directors, whenever it consists of six, may elect from time to time from its number an executive committee consisting of such number of members (not fewer than three) as the board may by resolution from time to time determine.  A majority of the members of the executive committee shall be resident Canadians.  Each member of the executive committee shall hold office at the discretion of the board.

41.  Removal, amendment and other.  The board may from time to time by resolution remove any member without cause or add to or otherwise change the membership of the executive committee and may adopt rules or regulations relating to the calling, holding and quorum of meetings of the executive committee and the procedure thereat.

42.  Powers.  The executive committee may exercise all the powers of the board of directors.

43. Committees of the board.  The board may appoint from its number one or more committees of the board, however designated, and delegate to any such committee any of the powers of the board except those referred to in paragraph  hereof.  A majority of the members of any such committee shall be resident Canadians.

44.  Transaction of business.  The powers of a committee of the board may be exercised by a meeting at which a quorum is present or by resolution in writing signed by all members of such committee who would have been entitled to vote on that resolution at a meeting of the committee.  Meetings of such committee may be held at any place in or outside the Province of Québec as shall be directed by the board of directors.

45.  Procedure.  Unless otherwise determined by the board each committee and advisory body shall have power to fix its quorum at not less than a majority of its members, to elect its chairman and to regulate its procedure.

46.  Limitations on authority.  No committee of directors shall have authority to:

46.1.  submit to the shareholders any question or matter requiring the approval of the shareholders;

46.2.  fill a vacancy among the directors or in the office of auditor or accountant or appoint or remove any of the Chief Executive Officer, however designated, the Chief Financial Officer, however designated, the Chairman of the Board or the President;

46.3.  issue securities except in the manner and on the terms authorized by the directors;

46.4.  declare dividends;

46.5.  purchase, redeem or otherwise acquire securities of the share capital of the Corporation;

46.6.  pay a commission with respect to the sale of securities of the Corporation;

46.7.  approve a management information circular;

46.8.  approve a take-over bid circular, directors’ circular or issuer bid circular;

46.9.  approve any financial statements required to be sent to shareholders; or

46.10. adopt, amend or repeal by-laws.

EXHIBIT 2.4

SHARES AND DIVIDENDS

47.  Allotment and issuance.  Shares in the Corporation's authorized capital may from time to time be allotted and issued by resolution of the board of directors on such terms and conditions and to such persons or class of persons as the board of directors may determine.

48.  Certificates.  Share certificates (and the form of stock transfer power on the reverse side thereof) shall be in such form as the board of directors may from time to time by resolution approve and such certificates shall be signed by any one of the Chairman of the Board (if any), the President or a Vice-President together with the Secretary or an Assistant Secretary (if any) holding office at the time of signing and notwithstanding any change in the persons holding such offices between the time of actual signing and the issuance of any certificate and notwithstanding that the Chairman of the Board (if any), the President or Vice-President or Secretary or Assistant Secretary signing may not have held office at the date of the issuance of such certificate, any such certificate so signed shall be valid and binding upon the Corporation.

Notwithstanding the provisions of the last clause of paragraph  hereof, the signature of the Chairman of the Board (if any), the President or a Vice-President may be printed, engraved, lithographed or otherwise mechanically reproduced upon certificates for shares in the capital of the Corporation and certificates so signed shall be deemed to have been manually signed by the Chairman of the Board (if any), the President or Vice-President whose signature is so printed, engraved, lithographed or otherwise mechanically reproduced thereon and shall be as valid to all intents and purposes as if they had been signed manually.  Where the Corporation has appointed a transfer agent the signature of the Secretary or Assistant Secretary (if any) may also be printed, engraved, lithographed or otherwise mechanically reproduced and when countersigned by or on behalf of a transfer agent or branch transfer agent share certificates so signed shall be as valid to all intents and purposes as if they had been signed manually.

49.  Transfer agent and registrar.  The board of directors may from time to time by resolution appoint or remove one or more transfer agents to keep the register of transfers and/or one or more registrars to keep the register of security holders, and may provide for the transfer and the registration of transfers of the securities of the Corporation in one or more places and such transfer agents and/or registrars shall keep all necessary books and registers of the Corporation for the transferring and registering of the securities of the Corporation for which they are so appointed.  All certificates representing securities issued by the Corporation shall in the event of any such appointment be counter-signed by or on behalf of one of the said transfer agents and/or registrars, as the case may be.

50.  Surrender of certificates.  No transfer of a share issued by the Corporation shall be recorded or registered unless or until the certificate representing the share to be transferred has been surrendered and cancelled or, if no certificate has been issued by the Corporation in respect of such share, unless or until duly executed share transfer power in respect thereof has been presented for registration.

51.  Defaced, destroyed, stolen or lost certificates.  In case of the defacement, destruction, theft or loss of a share certificate, the fact of such defacement, destruction, theft or loss shall be reported by the owner to the Corporation or to a transfer agent or a branch transfer agent of the Corporation (if any), on behalf of the Corporation, with a statement verified by oath or statutory declaration as to the defacement, destruction, theft or loss and the circumstances concerning the same and with a request for the issuance of a new certificate to replace the one so defaced, destroyed, stolen or lost.

Upon the giving to the Corporation (or if there be a transfer agent and/or registrars, hereinafter, in this paragraph collectively referred to as the "Corporation's transfer agents and registrars", then to the Corporation and Corporation's transfer agents and registrars) of a bond of a surety company (or other security approved by the board of directors) in such form as is approved by the board of directors or by the Chairman of the Board (if any), the President, a Vice-President, the Secretary or the Treasurer of the Corporation, indemnifying the Corporation (and the Corporation's transfer agents and registrars, if any) against all loss, damage or expense which the Corporation (and the Corporation's transfer agents and registrars) may suffer or be liable for by reason of the issuance of a new certificate to such shareholder, a new certificate may be issued in replacement of the one defaced, destroyed, stolen or lost, if such issuance is ordered and authorized by any one of the Chairman of the Board (if any), the President, a Vice-President, the Secretary or the Treasurer of the Corporation or by resolution of the board of directors.

52.  Dividends.  The board of directors may from time to time by resolution declare and the Corporation may pay dividends on its issued shares, subject to the provisions (if any) of the Corporation's articles.

The board of directors shall not declare and the Corporation shall not pay any dividend if there are reasonable grounds for believing that, after the payment, the Corporation would be unable to pay its liabilities as they become due or would have assets having a realizable value of an amount less than the aggregate of its liabilities and stated capital outstanding.

For the amount of any dividend that the board of directors may declare payable in cash, they may declare a stock dividend and issue therefore shares of the Corporation as fully paid.

53.  Receipt by joint holders.  In case several persons are registered as the joint holders of any securities of the Corporation, any one of such persons may give effectual receipts for all dividends and payments on account of dividends, principal, interest and/or redemption payments on redemption of securities (if any) subject to redemption in respect of such securities.

54.  Reserves.  The board may, before declaring any dividend or making any distribution of profits, set aside out of the profits of the Corporation such sums as it thinks proper as a reserve or reserves, which shall, at the discretion of the board, be applicable for any purposes to which profits of the Corporation may be applied.

EXHIBIT 2.4

RESPONSIBILITIES OF DIRECTORS AND OFFICERS

55.  No director or officer of the Corporation shall be liable:

55.1.   for the acts, neglect or default of any other director, officer or employee;

55.2.   or for any loss, damage or expense incurred by the Corporation through the insufficiency or deficiency of title to any property acquired by or on behalf of the Corporation;

55.3.  or for the insufficiency or deficiency of any security in or upon which any of the moneys of the Corporation shall be placed out or invested;

55.4.  or for any loss or damage arising from the bankruptcy, insolvency or fault of any person, firm or corporation including any person, firm or corporation with whom any moneys, securities or effects shall be lodged or deposited;

55.5.  or for any loss, conversion, misapplication or misappropriation of or any damage resulting from any dealings with any moneys, securities or other assets belonging to the Corporation;

55.6.   or for any other loss, damage or misfortune whatever which may happen in the execution of the duties of his respective office or trust or in relation thereto;

the whole unless the same shall happen by or through his failure to exercise the powers and to discharge the duties of his office honestly, in good faith and in the best interests of the Corporation, and in connection therewith to exercise the degree of care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

The directors for the time being of the Corporation shall not be under any duty or responsibility in respect of any contract, act or transaction whether or not made, done or entered into in the name or on behalf of the Corporation without the authorization or approval of the board of directors.

If any director or officer of the Corporation shall be employed by or shall perform services for the Corporation otherwise than as a director or officer or shall be a member of a firm or a shareholder, director or officer of a body corporate which is employed by or performs services for the Corporation, the fact of his being a director or officer of the Corporation shall not disentitle such director or officer or such firm or body corporate, as the case may be, from receiving proper remuneration for such services.

INDEMNITY OF DIRECTORS

56. Any director and officer of the Corporation and his heirs, executors, administrators and other personal representatives, shall from time to time be indemnified and saved harmless by the Corporation, from and against:

56.1.  any liability and all costs, charges and expenses that he sustains or incurs in respect of any action, suit or proceeding that is proposed or commenced against him, for or in respect of any thing done or permitted by him in respect of the execution of the duties of his office, if he acted honestly, in good faith and in the best interests of the Corporation and in the belief that his conduct was lawful; and

56.2.  all other costs, charges and expenses which he sustains or incurs in respect of the affairs of the Corporation.

EXHIBIT 2.4

VOTING SECURITIES IN OTHER BODIES CORPORATE

57.  All securities of any other body corporate carrying voting rights held from time to time by the Corporation may be voted at all meetings of shareholders, bondholders, debenture holders or holders of such securities, as the case may be, of such other body corporate and in such manner and by such person or persons as the board of directors of the Corporation shall from time to time determine by resolution.  The duly authorized signing officers of the Corporation may also from time to time execute and deliver for and on behalf of the Corporation proxies and/or arrange for the issuance of voting certificates and/or other evidence of the right to vote in such names as they may determine without the necessity of a resolution or other action by the board of directors.

58.  Service.  Any notice or other document required to be given or sent by the Corporation to any shareholder, director or auditor of the Corporation shall be served either personally or by sending it through the post in a prepaid envelope or by fax or by electronic mail addressed to such shareholder, director or auditor at his latest address as shown on the records of the Corporation, or if no address be given thereon then to the latest address of such shareholder, director or auditor known to the Secretary.  With respect to every notice or other document sent by mail it shall be sufficient to prove that the envelope containing the notice or other document was properly addressed and put into a post office or into a post office letter box.

59.  Undelivered mail.  Where notices or other documents required to be given or sent by the Corporation to its shareholders have been mailed to a shareholder at his latest address as shown on the records of the Corporation and where, on three consecutive occasions, notices or other documents have been returned by the post office to the Corporation, the Corporation is not required to mail to the shareholder any further notices or other documents until such time as the Corporation receives written notice from the shareholder requesting that notices and other documents be sent to the shareholder at a specified address.

60.  Non-recognition of trusts.  Subject to the Act, the Corporation may treat the registered holder of any share as the person exclusively entitled to vote, to receive notices, to receive any dividend or other payment in respect of the share, and otherwise to exercise all the rights and powers of an owner of the share.  Subject to the Act, a Corporation is not required to inquire into the existence of, or see to the performance or observance of, any duty owed to a third person by a registered holder of any of its securities, as the owner or registered holder thereof.

61.  Shares registered in more than one name.  All notices or other documents shall, with respect to any shares in the share capital of the Corporation registered in more than one name, be given to whichever of such persons is named first on the records of the Corporation and any notice or other document so given shall be sufficient notice of delivery of such document to all the holders of such shares.

62.  Persons entitled by operation of law.  Every person who by operation of law, by transfer or any other means whatsoever shall become entitled to any shares in the share capital of the Corporation shall be bound by every notice or other document in respect of such shares which, prior to his name and address being entered on the records of the Corporation, shall have been duly given to the person or persons from whom he derives his title to such shares.

63.  Deceased shareholder.  Any notice or other document delivered or sent by post or left at the address of any shareholder as the same appears in the records of the Corporation shall, notwithstanding that such shareholder be then deceased and whether or not the Corporation has notice of his decease, be deemed to have been duly served in respect of the shares held by such shareholder (whether held solely or with other persons) until some other person be entered in his stead in the records of the Corporation as the holder or one of the holders thereof and such service shall for all purposes be deemed a sufficient service of such notice or other document on his heirs, executors, or administrators and all persons (if any), interested with him in such shares.

64.  Signature to notices.  The signature of any director or officer of the Corporation to any notice may be written, stamped, typewritten or printed or partly written, stamped, typewritten or printed.

65.  Computation of time.  Where a given number of days' notice or notice extending over any period is required to be given under any provisions of the articles or by-laws of the Corporation the day of service or posting of the notice shall, unless it is otherwise provided, be counted in such number of days or other period and such notice shall be deemed to have been given or sent on the day of service or posting.

66.  Proof of service.  A certificate of any officer of the Corporation in office at the time of the making of the certificate or of a transfer officer of any transfer agent or branch transfer agent of shares of any class of the Corporation as to facts in relation to the mailing or delivery or service of any notice or other document to any shareholder, director, officer or auditor or publication of any notice or other document shall be conclusive evidence thereof and shall be binding on every shareholder, director, officer or auditor of the Corporation as the case may be.

EXHIBIT 2.4

MISCELLANEOUS

67.  Cheques, drafts, notes, etc.  All cheques, drafts or orders for the payment of money and all notes, acceptances and bills of exchange shall be signed by such officer or officers or other person or persons whether or not officers of the Corporation, and in such manner as the board of directors may from time to time designate by resolution.

68.  Custody of securities.  All securities (including warrants) owned by the Corporation shall be lodged in the name of the Corporation with a chartered bank or a trust company or in a safety deposit box or, if so authorized by resolution of the board of directors, with such other depositaries or in such other manner as may be determined from time to time by the board of directors.

All securities (including warrants) belonging to the Corporation may be issued and held in the name of a nominee or nominees of the Corporation and may be endorsed in blank with endorsement guaranteed in order to enable transfer thereof to be completed and registration thereof to be effected.

69.  Contracts.  Contracts, documents or instruments in writing requiring the signature of the Corporation may be signed by the President alone or any two directors, and all contracts, documents or instruments in writing so signed shall be binding upon the Corporation without any further authorization or formality.  The board of directors is authorized from time to time by resolution to appoint any officer or officers or any other person or persons on behalf of the Corporation either to sign contracts, documents or instruments in writing generally or to sign specific contracts, documents or instruments in writing or a specified class thereof.

The seal of the Corporation may, when required, be affixed to agreements, contracts, documents or instruments in writing signed as aforesaid or by an officer or officers, person or persons appointed as aforesaid by resolution of the board of directors.

The term "contracts, documents or instruments in writing" as used in this by-law shall include agreements, deeds, mortgages, hypothecs, pledges, charges, conveyances, transfers and assignments of property, real or personal, immovable or movable and releases, receipts and discharges for the payment of money or of security or of other obligations and transfers and assignments of shares, warrants, bonds, debentures or other securities and all certificates, attestations and writings.

70.  Securities.  In particular, without limiting the generality of the foregoing, the President alone or any two directors are authorized to sell, assign, transfer, exchange, convert or convey all shares, bonds, debentures, rights, warrants or other securities owned by or registered in the name of the Corporation and to sign and execute (under the seal of the Corporation or otherwise) all assignments, transfers, conveyances, powers of attorney and other instruments that may be necessary for the purpose of selling, assigning, transferring, exchanging, converting or conveying any such shares, bonds, debentures, rights, warrants or other securities.

71.  Signature.  The signature of any officer or director of the Corporation and/or of any other officer or officers, person or persons appointed as aforesaid by resolution of the board of directors may, if specifically authorized by resolution of the directors, be printed, engraved, lithographed or otherwise mechanically reproduced upon all contracts, documents or instruments in writing or bonds, debentures or other securities of the Corporation executed or issued by or on behalf of the Corporation and all contracts, documents or instruments in writing or bonds, debentures or other securities of the Corporation on which the signature of any of the foregoing officers, directors or persons shall be so reproduced, by authorization by resolution of the board of directors, shall be deemed to have been manually signed by such officers, directors or persons whose signature is so reproduced and shall be as valid to all intents and purposes as if they had been signed manually and notwithstanding that the officers, directors or persons whose signature is so reproduced may have ceased to hold office at the date of the delivery or issue of such contracts, documents or instruments in writing or bonds, debentures or other securities of the Corporation.

The Chairman of the Board (if any), President, Vice-President, Secretary and Treasurer and such other person or persons as the board may appoint, or any of them, are authorized and empowered to appear and answer for the Corporation to all writs, summonses, orders and interrogatories upon articulated facts and other proceedings issued out of any court;  to declare under oath for and on behalf of the Corporation in answer to writs of attachment by way of garnishment or other attachment in the hands of the Corporation;  to make all contracts, affidavits and sworn declarations in connection therewith or in connection with any and all judicial proceedings to which the Corporation is a party;  to make demands of abandonment or petitions for winding-up or receiving orders upon any of the debtors of the Corporation; to attend and vote at all meetings of creditors and grant proxies in connection therewith.

EXHIBIT 2.4

AUDITORS

72.  Unless all of the shareholders of the Corporation consent and resolve not to appoint an auditor in accordance with Section 163 of the Act at each annual meeting, an auditor or auditors shall be appointed for the purpose of auditing and verifying the accounts of the Corporation for the ensuing financial year in the manner required by the Act.  The remuneration of the auditor or auditors shall be determined by the shareholders or by the board under authority of the shareholders.

FINANCIAL YEAR

73.  The financial year of the Corporation shall terminate on such day in each year as the board of directors may from time to time by resolution determine.

AMENDMENT

74.  Amendment to the By-laws.  The board of directors may, from time to time, adopt by-laws not contrary to law or to the articles of the Corporation for the purposes indicated in the laws governing the Corporation, and may repeal, amend or re-enact by-laws of the Corporation, but every such by-law (excepting by-laws made respecting agents, officers and employees of the Corporation) and every repeal, amendment or re-enactment thereof, unless in the meantime approved at a special general meeting of the shareholders of the Corporation duly called for that purpose, shall only have force until the next annual general meeting of the Corporation and, in default of confirmation thereat, shall, at and from that time, cease to have force.

CERTIFIED as adopted by all the directors this 13th day of April 2000.

APPROVED AND CONFIRMED by the sole shareholder this 13th day of April 2000.

Guy Hébert President

Henri Lanctôt Secretary

EXHIBIT 4.1

SUMMARY IN ENGLISH LANGUAGE OF THE AGREEMENT OF SUBSCRIPTION

 DATED MAY 16 , 2000 BETWEEN

ALTAVISTA MINES INC. AND STRATECO RESOURCES INC.

On May 16, 2000, Altavista Mines Inc. (Altavista)  subscribed 5,063,290 common shares of  Strateco in exchange of $400,000.Cnd. This agreement is in connection with the purchase by Strateco of the mining properties valued at  $348,000 in exchange of the  issuance of 4,427,193 common shares of Strateco for a total issuance of 9,490,485 common shares of Strateco.

The parties have agreed that the interpretation and application of this agreement would be under the exclusive jurisdiction of the laws and courts of Quebec.

The date of closing was fixed at the date where all the authorizations and approbations would be received by Altavista as described in the Circular of information to its shareholders dated May 16, 2002, or on July 31, 2000 or at any other date agreed upon by the parties.

On closing, upon reception of the check in the amount of  $400,000 as final and complete payment of the common shares, Strateco engaged itself to issue a certificate of shares.

Strateco made representations and warranties as to the receipt of consents, approval, authorizations, orders  or acceptance by the regulatory authorities for the issuance of the shares and the certificate and of its full capacity to effect such issuance.

Strateco further warranted that  it was duly incorporated, had the powers and the capacity to possess or to lease its assets and to exploit its business and that the present transaction was authorized by its by-laws, and did not contravene to existing legal engagements of  Strateco.

Strateco further represented that it was in conformity with the Quebec securities Commission and that it was not the subject of any suspension or cease trading order on its shares or any suits, administrative proceedings or regulatory claim to which Strateco was a party or in which a judgment against it could affect significantly the activities, business or financial situation or its assets or could affect the validity of this offering.

Altavista for its part declared to act as an informed and advised investor according to the rules of the Quebec Securities Commission.

Both parties agreed that all representations  and warranties given by Strateco should remain in force for a period of three years from the date of the Agreement except in case of fraud for which there was no applicable limitation period.

EXHIBIT 4.2

ENGLISH LANGUAGE SUMMARY : AGREEMENT OF SUBSCRIPTION BETWEEN SOCIÉTÉ DE DÉVELOPPEMENT DES ENTREPRISES MINIÈRES ET D’EXPLORATION, SOCIÉTÉ EN COMMANDITE (HEREAFTER CALLED “THE SUBSCRIBER” ) AND STRATECO RESOURCES INC. (HEREAFTER CALLED “THE COMPANY” DATED OCTOBER 18, 2000.

Whereas the Company’ capital stock consisted in an unlimited number of common shares without par value of which 9,490,483 common shares are already issued and outstanding and the Subscriber wanted to subscribe common shares at the hereafter described conditions, the parties agreed to the following :

At the date of the signature of this agreement, the Subscriber subscribes in its own behalf 140,000 common shares without par value of the capital stock of the Company at the price of $0,30 per share for a total consideration of $42,000. To each share is attached a warrant giving to the Subscriber the right to subscribe a common share of the Company without par value at the price of $0.40 per share on or before March 31, 2002.

The Company accepts to issue a shares certificate and a certificate of warrants on reception of a check in the amount of $42,000 in full and complete payment and gives quitclaim to the Subscriber for the entirely paid common shares.

The Company makes to the Subscriber representations and warranties regarding regulatory approval of the issuance of common shares and reservation of the shares for the exercise of the warrants; that the Company’s capacity and authorization to trade its shares in Canada has not ceased, been halted or been the object of any pending proceeding; that the Company’s incorporation is in full effect and valid and the Company is able to conduct its business.  The Company further warrants that there are no material legal proceedings pending that could eventually affect the financial situation of the Company or its assets and that this agreement was not in violation of the Company’s bylaws or legal commitments. This Agreement is governed by the laws of Quebec and the irrevocable jurisdiction of the Courts of Quebec.

For his part, the Subscriber declares according to the requirements of the Law on movables securities in Quebec to be an informed investor, to be able to appreciate the investment in reason of its financial experience and counseling, to know the objective of the Company, to have been informed of the use of proceeds from this private placement and to be aware of the characteristics attached to the Company’s securities such as a restriction  period of 12 months before to alienate such titles. The Subscriber engages itself to complete and sign Forms I and II of the Bourse of Montréal according to the rules on private placements.

A section of the Agreement provides for the requirement on the part of the Company to obtain written consent of the Subscriber before to transfer the whole or any part of its participation in the present Agreement and any transfer without this consent is annulled. However, no provisions of this Agreement can intervene with the right of the Company to proceed with private or public offering with new issuance of shares or otherwise. The authorized representatives of the  parties have signed at Montreal on October 18, 2000.

EXHIBIT 4.3

ENGLISH LANGUAGE SUMMARY : AGREEMENT OF SUBSCRIPTION

 BETWEEN SOCIÉTÉ DE DÉVELOPPEMENT DES ENTREPRISES MINIÈRES

 ET D’EXPLORATION II, SOCIÉTÉ EN COMMANDITE  (HEREAFTER CALLED “THE SUBSCRIBER” ) AND STRATECO RESOURCES INC. (HEREAFTER CALLED “THE COMPANY”

 DATED OCTOBER 18, 2000.

Whereas the Company’ capital stock consisted in an unlimited number of common shares without par value of which 9,490,483 common shares are already issued and outstanding and the Subscriber wanted to subscribe common shares at the hereafter described conditions, the parties agreed to the following :

At the date of the signature of this agreement, the Subscriber subscribes in its own behalf 140,000 common shares without par value of the capital stock of the Company at the price of $0,30 per share for a total consideration of $42,000. To each share is attached a warrant giving to the Subscriber the right to subscribe a common share of the Company without par value at the price of $0.40 per share on or before March 31, 2002.

The Company accepts to issue a shares certificate and a certificate of warrants on reception of a check in the amount of $42,000 in full and complete payment and gives quitclaim to the Subscriber for the entirely paid common shares.

The Company  makes to the Subscriber representations and warranties regarding regulatory approval of the issuance of common shares and reservation of the shares for the exercise of the warrants; that the Company’s capacity and authorization to trade its shares in Canada has not ceased, been halted or been the object of any pending proceeding; that the Company’s incorporation is in full effect and valid and the Company is able to conduct its business.  The Company further warrants that there are no material legal proceedings pending that could eventually affect the financial situation of the Company or its assets and that this agreement was not in violation of the Company’s bylaws or  legal  commitments. This Agreement is governed by the laws of Quebec and the irrevocable jurisdiction of the Courts of Quebec.

For his part, the Subscriber declares according to the requirements of the Law on movables securities in Quebec to be an informed investor, to be able to appreciate the investment in reason of its financial experience and counseling, to know the objective of the Company, to have been informed of the use of proceeds from this private placement and to be aware of the characteristics attached to the Company’s securities such as a restriction period of 12 months before to alienate such titles. The Subscriber engages itself to complete and sign Forms I and II of the Bourse of Montréal according to the rules on private placements.

A section of the Agreement provides for the requirement on the part of the Company to obtain written consent of the Subscriber before to transfer the whole or any part of its participation in the present Agreement and any transfer without this consent is annulled. However, no provisions of this Agreement can intervene with  the right of  the Company  to proceed with private or public offering with new issuance of shares or otherwise. The authorized representatives of the parties have signed at Montreal on October 18, 2000.

EXHIBIT 4.4

ENGLISH LANGUAGE SUMMARY : AGREEMENT OF SUBSCRIPTION

 BETWEEN BBH GÉO-MANAGEMENT INC. (HEREAFTER CALLED “THE SUBSCRIBER” )

AND STRATECO RESOURCES INC. (HEREAFTER CALLED “THE COMPANY”

 DATED SEPTEMBER 25, 2000.

The Subscriber takes notice that the Company offers for subscription a maximum of 2,500,000 units at the price of $0.30 per unit to a small number of investors residing and domiciled in Quebec, Canada. Each unit includes a common share at the price of $0.30 per share and a warrant to purchase a share at the price of $0.40 per share on or before March 31, 2002. A minimal subscription of 500,000 units is required or $150,000, unless the subscriber is a qualified investor as defined by the Law of movable securities in Quebec (Law) or is exempted by the Quebec Security Commission to subscribe for less than $150,000.

The Subscriber subscribes 500,000 units at the price of $150,000 and joins to the agreement a check  payable to Gowlings in trust for the total price of the subscription and Forms I and II of the Bourse de Montréal (Montreal Exchange)(Bourse) duly completed and signed. The Company accepts the subscription of 500,000 units. The closing will take place at the office of Gowlings on September 6, 2000 and at the latest on September 26, 2000. On closing, the Subscriber will receive a certificate of shares and a certificate of warrants to purchase shares from the Company in exchange for payment  and delivery of the Forms I and II of the Bourse  and all other required documents to obtain regulatory approvals. The shares of the Company are listed at the Bourse. The Bourse has accepted the notice of placement and has approved conditionally the registration of the common shares included in the units.

The Subscriber recognizes that upon default of one of these conditions to be realized, at the date of closing, that the agreement will be without effect and that the price of subscription will be returned without interest nor reduction and without recourse against the Company.

The Subscriber recognizes that the sale and delivery of acquired units is subject to the sale being exempted from the deposit of a prospectus and other regulatory conditions; that the shares are subject to a 12 months period of restriction on the resale of the shares pursuant to the Law and politics of regulatory authorities in Quebec, Canada; and that the purchase of the shares is not the result of publicity by the Company or third persons but is based on Company’s  information of public order.

The Subscriber, a company represented by its president, Mr. Guy Hébert, declares and represents to the Company to be a resident and domiciled in Quebec, to act on its own behalf, to have the capacity to intervene in this agreement and to know enough of the financial market to evaluate the potential gains and losses from the purchase of these units and to be able to meet these financial risks.

The agreement is governed by the Laws of the province of Quebec and the exclusive jurisdiction of its Courts as to all matters arising from this agreement.

EXHIBIT 4.5

ENGLISH LANGUAGE SUMMARY : AGREEMENT OF SUBSCRIPTION

 BETWEEN ADMIRIO INDUSTRIEL INC. (HEREAFTER CALLED “THE SUBSCRIBER” ) AND STRATECO RESOURCES INC. (HEREAFTER CALLED “THE COMPANY”

 DATED SEPTEMBER 11, 2000.

The Subscriber takes notice that the Company offers for subscription a maximum of 2,500,000 units at the price of $0.30 per unit to a small number of investors residing and domiciled in Quebec, Canada. Each unit includes a common share at the price of $0.30 per share and a warrant to purchase a share at the price of $0.40 per share on or before March 31, 2002. A minimal subscription of 500,000 units is required or $150,000, unless the subscriber is a qualified investor as defined by the Law of movable securities in Quebec (Law) or is exempted by the Quebec Security Commission to subscribe for less than $150,000.

The Subscriber subscribes 550,000 units at the price of $165,000 and joins to the agreement a check  payable to Gowlings in trust for the total price of the subscription and Forms I and II of the Bourse de Montréal (Montreal Exchange)(Bourse) duly completed and signed. The Company accepts the subscription of 550,000 units. The closing will take place at the office of Gowlings on September 6, 2000 at the latest on September 26, 2000. On closing, the Subscriber will receive a certificate of shares and a certificate of warrants to purchase shares from the Company in exchange for payment  and delivery of the Forms I and II of the Bourse  and all other required documents to obtain regulatory approvals. The shares of the Company are listed at the Bourse. The Bourse has accepted the notice of placement and has approved conditionally the registration of the common shares included in the units.

The Subscriber recognizes that upon default of one of these conditions to be realized, at the date of closing, that the agreement will be without effect and that the price of subscription will be returned without interest nor reduction and without recourse against the Company.

The Subscriber recognizes that the sale and delivery of acquired units is subject to the sale being exempted from the deposit of a prospectus and other regulatory conditions; that the shares are subject to a 12 months period of restriction on the resale of the shares pursuant to the Law and politics of regulatory authorities in Quebec, Canada; and that the purchase of the shares is not the result of publicity by the Company or third persons but is based on Company’s  information of public order.

The Subscriber, a company  declares and represents to the Company to be a resident and domiciled in Quebec, to act on its own behalf, to have the capacity to intervene in this agreement and to know enough of the financial market to evaluate the potential gains and losses from the purchase of these units and to be able to meet these financial risks.

The agreement is governed by the Laws of the province of Quebec and the exclusive jurisdiction of its Courts as to all matters arising from this agreement.

EXHIBIT 4.6

ENGLISH LANGUAGE SUMMARY : AGREEMENT OF SUBSCRIPTION

 BETWEEN MR. JACQUES VÉZINA (HEREAFTER CALLED “THE SUBSCRIBER” )

AND STRATECO RESOURCES INC. (HEREAFTER CALLED “THE COMPANY”

DATED AUGUST 25, 2000.

The Subscriber takes notice that the Company offers for subscription a maximum of 2,500,000 units at the price of $0.30 per unit to a small number of investors residing and domiciled in Quebec, Canada. Each unit includes a common share at the price of $0.30 per share and a warrant to purchase a share at the price of $0.40 per share on or before March 31, 2002. A minimal subscription of 500,000 units is required or $150,000, unless the subscriber is a qualified investor as defined by the Law of movable securities in Quebec (Law) or is exempted by the Quebec Security Commission to subscribe for less than $150,000.

The Subscriber subscribes 670,000 units at the price of $201,000 and joins to the agreement a check  payable to Gowlings in trust for the total price of the subscription and Forms I and II of the Bourse de Montréal (Montreal Exchange)(Bourse) duly completed and signed. The Company accepts the subscription of 670,000 units. The closing will take place at the office of Gowlings on September 6, 2000 and at the latest on September 26, 2000. On closing, the Subscriber will receive a certificate of shares and a certificate of warrants to purchase shares from the Company in exchange for payment  and delivery of the Forms I and II of the Bourse  and all other required documents to obtain regulatory approvals. The shares of the Company are listed at the Bourse. The Bourse has accepted the notice of placement and has approved conditionally the registration of the common shares included in the units.

The Subscriber recognizes that upon default of one of these conditions to be realized, at the date of closing, that the agreement will be without effect and that the price of subscription will be returned without interest nor reduction and without recourse against the Company.

The Subscriber recognizes that the sale and delivery of acquired units is subject to the sale being exempted from the deposit of a prospectus and other regulatory conditions; that the shares are subject to a 12 months period of restriction on the resale of the shares pursuant to the Law and politics of regulatory authorities in Quebec, Canada; and that the purchase of the shares is not the result of publicity by the Company or third persons but is based on Company’s  information of public order.

The Subscriber, an individual  declares to be of legal age and represents to the Company to be a resident and domiciled in Quebec, to act on his own behalf, to have the capacity to intervene in this agreement and to know enough of the financial market to evaluate the potential gains and losses from the purchase of these units and to be able to meet these financial risks.

The agreement is governed by the Laws of the province of Quebec and the exclusive jurisdiction of its Courts as to all matters arising from this agreement.

EXHIBIT 4.7

ENGLISH LANGUAGE SUMMARY OF AN AGREEMENT FOR WARRANTS TO PURCHASE SHARES INTERVENED BETWEEN STRATECO RESOURCES INC.(HEREAFTER CALLED “THE COMPANY”) AND COMPUTERSHARE COMPANY OF CANADA (HEREAFTER CALLED “FIDUCIARY”)

AT MONTREAL, QUEBEC, CANADA ON NOVEMBER 16, 2001.

The Company has by prospectus dated November 16, 2001, offered to sell  by public offering, a minimum of 250 A units and a maximum  of 1,000 A units and 250 B units. Each B units offered at the price of $1,000 includes 6,250 common shares at the price of $0.16 per share and 6,250 warrants. Each warrant gives its holder the right to purchase a share of the Company at the price of $0.16 per share anytime until closing of business on May 16, 2003.

The Company finds it necessary in order to create and to issue these warrants  represented by certificates to the subscribers of B units of this public offering, to appoint the Fiduciary to sign, issue and deliver under the conditions of the present Agreement said certificates of warrants to purchase shares of the Company (warrants). Upon signature by the Fiduciary, the Company is bound by the obligations specified in these certificates.

The Agreement provides for the creation of a maximum of 1,562,500 warrants allowing its holders to purchase all together 1,562,5000 common shares of which the issuance is authorized. The Fiduciary will keep records of the holders  of warrants and a record of the issued certificates.

The Agreement provides for the modalities of signature by the President and Secretary of the Company, for the transfer upon delivery and for the exchange, for the rights of the holders upon exercise and property of the warrants.

This Agreement also foresees the eventual adjustment of the privileges of subscription  and of the price of exercise according to specific eventual events that could substantially affect the structure of the stock capital of the Company until the warrants’ expiration date of May 16, 2003.

The Company engages itself toward the Fiduciary as long as the warrants are in circulation to maintain its status as a company and to conduct its business in an efficient and appropriate manner according to business rules and standards, to keep  appropriate accounting records and to govern itself according to the Law on Movable Securities of Quebec in order to allow the exercise of the warrants and the issuances of the Common shares subscribed by the exercise of these warrants. These shares will be issued upon payment of the price of exercise and will be entirely free. The Company will publish 60 days before May 16, 2002, a notice to holders of warrants of the forthcoming expiration date.

The Company will reserve of issuance the total number of Common Shares that could be issued upon exercise of all the warrants. And these Common shares will be free from any preemptory rights.

The company engages itself to pay to the Fiduciary a reasonable consideration for the services rendered and costs and expenses incurred in the managing or performance of its obligations under this Agreement.

The Fiduciary can take interest for the holders in any claim related to the present Agreement and can call for an assembly of the holders at the request of the Company or of an holder of warrants and the Agreement provides for the modalities of this Assembly and the powers to be exercised by the holders.

The Agreement provides for preliminary conditions before the obligation  to act be imposed on the Fiduciary,  its protection and the modalities of  its replacement if needed.

This Agreement and the warrants are governed and should be interpreted according to the laws of the province of Quebec, Canada and be treated as contracts of Quebec.

EXHIBIT 6.1

SUMMARY OF THE AGREEMENT TO OPTION DATED JUNE 14, 2001

BETWEEN SYSTÈMES GÉOSTAT INTERNATIONAL INC.

AND STRATECO RESOURCES INC. IN ENGLISH LANGUAGE.

In June 2001, Strateco Resources Inc. (Strateco) signed a letter of agreement with Systèmes Géostat International Inc. (Géostat) on the Santa Anna property near La Sarre, Quebec. The letter provides for Strateco to grant Géostat an option to acquire Strateco’s interest in the Santa Anna property. The agreement relates to the 47 mining claims in which Strateco holds an option to acquire a 90% interest and the 13 mining claims in which Strateco holds a 100% interest.

Géostat has also undertaken to assume Strateco’s obligations on the property. The primary obligations on the 47 claims are an annual payment of $20,000 with a balance due of $255,000, as well as a 3.0% net smelter royalty from commercial production. On the remaining 13 claims, the main obligation is a 1.5% NSR from commercial production. Strateco must issue 25,000 shares to the property owner in October 2002 to retain its rights to the royalty.

Géostat will pay Strateco a royalty of $1.00 to $2.00 per tonne of ore milled, depending on the gold price. The royalty includes ore mined for the bulk sample.

This agreement is conditional to the evaluation of the mineral potential, exploration work, geological studies and cumulative data by Géostat and the finding of positive results of exploration work and the payment by Géostat of the annual payment of $20,000 for the year 2001 to Dominic Godbout.

Upon resolution of these conditions, Strateco will transfer the agreement to option and reserves all its rights and obligations in that agreement to option in the event of non accomplishment of these conditions by Geostat.

EXHIBIT 6.2

BLOC DUFAULT PROPERTY

OPTION AND JOINT VENTURE AGREEMENT

Between

STRATECO RESOURCES INC.

and

CAMBIOR INC.

Executed September 19, 2001

EXHIBIT 6.2

Option and Joint Venture Agreement between

Strateco Resources Inc. and Cambior Inc.

TABLE OF CONTENTS

1.

DEFINITIONS AND INTERPRETATION

29

2.

REPRESENTATIONS, WARRANTIES AND COVENANTS

31

3.

GRANT OF RIGHTS AND OPTIONS

32

4.

MANAGEMENT DURING THE OPTION PERIOD

33

5.

CONTRIBUTIONS OF THE PARTIES

34

6.

PARTICIPATING INTERESTS

35

7.

PURPOSES AND TERM OF THE JOINT VENTURE

36

8.

MANAGEMENT COMMITTEE

37

9.

MANAGER

38

10.

PROGRAMS, BUDGETS, JOINT ACCOUNT AND DISTRIBUTION

39

11.

TRANSFER OF PARTICIPATING INTEREST

40

12.

FINAL EXPENDITURES AND SHUTDOWN AND RECLAMATION FUND

41

13.

WITHDRAWAL AND TERMINATION

42

14.

RELATIONSHIP OF THE PARTIES

43

15.

CONFIDENTIALITY AND PUBLIC ANNOUNCEMENTS

44

16.

GENERAL PROVISIONS

45

EXHIBIT “A”

46

EXHIBIT “B”

47

EXHIBIT “C”

48

EXHIBIT 6.2

BLOC DUFAULT PROPERTY

OPTION AND JOINT VENTURE AGREEMENT

THIS AGREEMENT is executed as of September 19, 2001, with effect as of the same date.

AMONG:

CAMBIOR INC., a company incorporated and existing under the laws of the Province of Québec, Canada and having its head office at 1075, 3rd Avenue East, Val d’Or, Québec, J9P 6M1

(“Cambior”)

AND:

STRATECO RESOURCES INC., a body corporate incorporated and existing under the laws of Canada and having its head office at 204, boulevard de Montarville, Suite 130, Boucherville, Québec, J4B 6S2

(“Strateco”)

WHEREAS Cambior is the sole owner of the mining rights to 97 mining claims collectively known as the Bloc Dufault Property, located in the Rouyn and Dufresnoy Townships, Province of Québec, and more particularly described in Exhibit “A”  attached hereto (collectively, the “Property”);

WHEREAS Strateco wishes to acquire a 50% undivided interest in the Property;

WHEREAS Cambior and Strateco entered into a letter agreement as of May 9, 2001 (the “Letter Agreement”) whereby Cambior agreed to grant to Strateco an option to earn a 50% undivided interest in the Property, for such consideration, during such period and in such manner as are hereinafter set forth;

WHEREAS, pursuant to the Letter Agreement, Cambior and Strateco agreed to establish, upon exercise of the aforementioned option by Strateco, a Joint Venture (as defined herein) for the purposes of conducting Operations on the Property;

NOW, THEREFORE, THIS AGREEMENT WITNESSES that, in consideration of the premises and the mutual covenants and agreements herein contained, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. DEFINITIONS AND INTERPRETATION

1.1

Definitions

Throughout this Agreement, unless something in the subject matter or context is inconsistent therewith, the following terms shall have the meanings set forth below:

“Act” means the Mining Act (Québec) and the regulations thereunder in effect from time to time and any amendment thereof.

“Affiliates” means any person, partnership, joint venture, corporation or other form of enterprise which directly or indirectly controls, is controlled by, or is under common control with, a Party.  For purposes of the preceding sentence, “control” means possession, directly or indirectly, of the power to direct or cause direction of management and policies through ownership of voting securities, contract voting trust or otherwise and ownership of more than 50% of the voting securities of a corporation will constitute control.

“Agreement” means this Option and Joint Venture Agreement, including all amendments and modifications hereto, and all Exhibits hereof, which are incorporated herein by this reference; “hereof”, “herein”, “hereto”, “hereunder” and similar expressions mean and refer to this Agreement as a whole and not to any particular part, and include any agreement or instrument supplementary or ancillary hereto.

“Budget” means a detailed estimate of all Expenditures to be funded by the Parties with respect to a Program and a schedule of cash advances to be made by the Parties in accordance with the terms hereof.

“CCQ” means the Civil Code of Québec.

“Commencement of Commercial Production”  means the first day of the first period of 30 consecutive days (excluding days, if any, where Mining is legally required to be suspended) during which Mining has been conducted on the Property for the purpose of earning revenue and whereby Products are being produced at a rate of 60% or more of the production rate specified in a Feasibility Study by the processing facilities constructed on or used for the benefit of the Property, provided that no period of time during which Products produced from the Property are processed for bulk sampling or other testing purposes shall be taken into account in determining the date of Commencement of Commercial Production.

“Commercial Production” means Mining on the Property, on or after the date of Commencement of Commercial Production.

“Development” means all of the activities that may reasonably be required in connection with the preparation of a mine for the conduct of Mining, including, but not limited to, the construction and installation of facilities, the procurement of materials, tools, equipment, and supplies, the preparation of a Feasibility Study together with the necessary environmental studies and all such other matters as may be necessary or incidental to the foregoing.

“Effective Date” means the date first above written.

“Environment” means the water, atmosphere and soil or a combination of any of them or, generally, the ambient milieu with which living species have dynamic relations.

“Environmental Laws” means all Laws applicable to this Agreement relating in whole or in part to the Environment or its protection or any provisions of such Laws, including, without limitation, the Environment Quality Act (Québec), the Mining Act (Québec) and the Canadian Environmental Protection Act, 1999 (Canada) in effect from time to time and any amendment thereof.

“Environmental Policies” means all policies and guidelines relating in whole or in part to the Environment, insofar as such policies and guidelines apply to the mining industry, including, without limitation, the Directive 019 (Québec).

“Expenditures” means all costs, expenses, monies, obligations and liabilities of whatever kind or nature, spent or incurred directly or indirectly by the Manager or any of its Affiliates in connection with the necessary and proper conduct of Operations and shall include, without limitation, Manager’s costs as set forth in Sections 4.2(e) and 9.5 hereof.

“Exploration” means all activities, operations or work performed in ascertaining the existence, location, quality or quantity of a deposit of minerals on or relating to the Property.

“Feasibility Study” means a detailed report containing a description and analysis of the method and costs and all other relevant aspects of bringing a mine into Commercial Production on the Property and acquiring or constructing facilities relating thereto, which report would be of a standard acceptable to a financial institution for the purposes of financing the bringing into Commercial Production of a mine on the Property and the acquiring or constructing of  facilities relating thereto and, without limiting the generality of the foregoing, shall include:

(i)

a description of that portion of the Property to be covered by the proposed mine;

(ii)

the estimated mineable and recoverable reserves of minerals, the estimated average composition and content thereof which may be produced from the Property, and their amenability to metallurgical treatment;

(iii)

the procedures and methods for bringing the proposed mine into Commercial Production and for developing, mining, producing and processing Products from the Property;

(iv)

the description of the nature and extent of the machinery, equipment and other facilities proposed to be acquired or constructed for the purposes of bringing the proposed mine into Commercial Production and for producing and processing Products from the Property;

(v)

the total costs, including capital costs, operating costs and working capital investment, which the authors of the Feasibility Study reasonably estimate shall be required to bring the proposed mine into Commercial Production, to purchase, construct, install, operate, maintain and replace buildings, machinery, equipment and other project facilities referred to in the preceding paragraph, and to conduct Operations as contemplated in the Feasibility Study;

(vi)

the appropriate environmental impact studies and costs and a description of the permits which must be obtained in connection with bringing the proposed mine into Commercial Production; and

(vii)

such other data and information as are reasonably necessary to substantiate the existence of an ore deposit of sufficient size and grade to justify development of a mine, taking into account all relevant business, tax and other economic considerations.

(viii)

such price for base metal or gold price forecast as determined in the industry.

“GAAP” means Generally Accepted Accounting Principles of the Canadian Institute of Chartered Accountants consistently applied and in effect from time to time in Canada.

“Joint Account” means an account showing charges and credits paid, received, or accrued, as applicable, in connection with Operations which shall be maintained by the Manager in respect of Operations conducted or related to the Property, in accordance with GAAP and the terms hereof.

“Joint Venture” means the business arrangement of the Parties for the conduct of Operations established as from the date of exercise of the Option, if applicable, the whole in accordance with the provisions set forth herein.

“Laws” means laws, including statutes, acts, codes, by-laws and ordinances of any governmental authority having jurisdiction, and regulations and orders thereunder in effect from time to time and any amendment thereof, including, without limitation, Environmental Laws and general principles of civil law applicable to this Agreement.

“Liens” means, collectively, any lien, mortgage, deed of trust, security interest, pledge, charge, encumbrance, restriction and rights of others that are attaching to, or encumbering, in any manner whatsoever, the Property and any asset related thereto.

“Management Committee” or “Committee” means the committee established pursuant to the provisions of Article 8.

“Manager” means the Person engaged to manage Operations pursuant to the provisions of Section 4.2 and of Article 9, and any successor Manager.

“Mining” means the mining, extracting, producing, handling and milling or other processing of Products.

“Net Cash Flow” means, for any period, the amount, if any, by which the proceeds from the sale of Products for that period (based on the spot average monthly price established by the London Bullion Market Association, less all royalties, transportation, selling, and refining charges, and excluding hedging proceeds, if any) exceeds the aggregate amount of Expenditures, including but not limited to royalties which may be chargeable to the Joint Venture, interest charges, financing charges, taxes on production, ongoing capital costs, and all costs and expenses incurred or chargeable by the Manager hereunder, which result is adjusted to take into account net changes in working capital during the period.

“Net Smelter Return Royalty” or “Royalty” means the royalty as calculated and described in Exhibit “C” hereof.

“Option” shall have the meaning ascribed thereto in Section 3.2 hereof.

“Operations” means all activities carried out under this Agreement or any act ancillary thereto and including, without limitation, Development, Exploration, mining and any other activities for which Expenditures are incurred.

“Participating Interest” means the percentage interest representing (a) the undivided ownership interest of a Party in the Property, and (b) the operating interest of a Party in the Joint Venture and in all other rights and obligations arising under this Agreement which relate to a Party's Participating Interest hereunder, as such interest may from time to time be adjusted hereunder;  Participating Interests shall be calculated to three decimal places and rounded to two (e.g., 1.519% rounded to 1.52%).  Decimals of .005 or more shall be rounded up to .01, decimals of less than .005 shall be rounded down.  The Participating Interest of each Party upon the establishment of the Joint Venture is determined  in Section 3.7.

“Parties” or “Party” means the parties to this Agreement and, in particular, means Cambior and Strateco.

“Permits” shall mean authorizations, approvals, permits, licenses, certificates, certificates of authorization, consents, registrations, registration numbers, filings or any other authorizations issued by any governmental authority.

“Person” shall mean any individual, corporation, company, voluntary association, partnership, joint venture, trust or unincorporated organization.

“Prime Rate” means the interest rate per annum quoted as the Canadian Dollar prime lending rate by the National Bank of Canada in Montreal, Canada, as said rate may change from day to day (which quoted rate may not be the lowest rate at which such bank loans funds).

“Products” means all ores, minerals, metals and concentrates and any other mineral resources produced from any mine on the Property during the term of this Agreement.

“Program” means a description in reasonable detail of Operations to be conducted by the Manager for a year or any shorter period.

“Shares” shall have the meaning ascribed thereto in Section 3.2 hereof.

EXHIBIT 6.2

1.2

Terms Otherwise Defined

Terms defined in the preamble shall carry the same meanings in this Agreement.  Any words or expressions otherwise defined herein shall have the meanings respectively ascribed to them notwithstanding that such definitions do not appear in Section 1.1.

1.3

Interpretation

In this Agreement:

(a)

unless something in the subject matter or context is inconsistent therewith, words and expressions importing the singular number shall include the plural and vice versa, and words and expressions importing the use of any gender shall include the masculine, feminine and neuter genders;

(b)

reference to “Articles” refer to articles of this Agreement;  references to “Sections” and “subsections” refer to sections and subsections of this Agreement;  references to “paragraphs” and “subparagraphs” refer to paragraphs and subparagraphs of this Agreement;

(c)

the division of this Agreement into Articles, Sections, subsections, paragraphs, subparagraphs and other portions and the insertion of headings are for convenience only and shall not affect or be taken into account in construing or interpreting this Agreement;

(d)

all monetary amounts expressed in dollars herein shall be determined and payable in Canadian currency, unless otherwise expressly provided;

(e)

there are no implied covenants contained in this Agreement other than those of good faith and fair dealing;

(f)

the preamble to this Agreement is hereby incorporated into and made part hereof; and

(g)

in this Agreement, time is of the essence.

1.4

List of Exhibits

The following Exhibits are annexed hereto and form part hereof:

Exhibit “A”

-

Description of the Property.

Exhibit “B”

-

Description of Liens on the Property.

Exhibit “C”

-

Description of Net Smelter Return.

EXHIBIT 6.2

2.

REPRESENTATIONS, WARRANTIES AND COVENANTS

2.1

Reciprocal Representations and Warranties

Each Party hereby represents and warrants to the other Party that:

(a)

it is duly organized, validly existing, and in good standing pursuant to the laws of its jurisdiction of incorporation and is qualified to do business in those jurisdictions where necessary in order to carry out its purposes;

(b)

it has the requisite corporate power and authority to own, lease, and operate its assets, to carry on its business as now conducted and it has the capacity to enter into this Agreement; all corporate or other action required to be taken in order to allow it to enter into this Agreement have been properly and validly taken;

(c)

it shall not breach any other agreement or arrangement to which it is a party or be in violation of any Laws to which it is subject, by entering into or performing this Agreement;

(d)

this Agreement, when executed, shall be duly executed and delivered by it and be valid and binding upon it in accordance with the terms thereof;

(e)

no consent from a lender or any third party is necessary to authorize it to execute and deliver this Agreement;

(f)

there is no judgement, decree, injunction, ruling or order of any court, governmental department, commission, agency, instrumentality or arbitrator and no claim, suit, action, litigation, arbitration or governmental proceeding in progress, pending or threatened, which prevents or which seeks to prevent it from entering into this Agreement; and

(g)

it is unaware of any material facts or circumstances which have not been disclosed in this Agreement and which should be disclosed to the other Party in order to prevent the representations in this Article 2 from being materially misleading.

2.2

Representations and Warranties of Cambior

Cambior hereby represents and warrants to Strateco as follows:

(a)

the mining rights attaching to the Property are valid and in good standing under all applicable Laws;

(b)

Cambior is the beneficial and registered owner of all of the mining rights attaching to the Property, free and clear of any Liens, save and except for (i) Liens described in Exhibit “B” hereof and (ii) Liens which do not materially diminish the economic value thereof, nor preclude Cambior from performing its current activities and operations in respect of the Property and from granting the Option hereunder;

(c)

to the best of its knowledge and belief, Cambior’s current activities and operations in respect of the Property are in compliance in all material respects with applicable Laws, including Environmental Laws and Environmental Policies, and Cambior has not received notice of non-compliance from any relevant regulatory authorities;

(d)

Cambior has the right to grant the Option to Strateco in accordance with the terms hereof;

(e)

all statutory work on the Property prior to the Effective Date has been performed in a manner consistent with the Laws in effect at the relevant time and all filings required in order to maintain the mining rights in good standing have been properly and timely recorded or filed with the appropriate governmental agencies;

(f)

here is no judgment, decree, injunction, ruling or order of any court, governmental department, commission, agency, instrumentality or arbitrator and no claim, suit, action, litigation, arbitration or governmental proceeding in progress or to the best of its knowledge and belief, pending or threatened against or relating to, and affecting the Property which prevents or which seeks to prevent Cambior from entering into this Agreement and performing its obligations hereunder and the Transaction;

(g)

commenced or, to the best of Cambior’s knowledge and belief, threatened to revoke or amend any such approvals, licenses or all approvals, licenses and permits necessary for the current activities of Cambior on the Property, including those relating to the protection of the Environment, have been obtained, are current, valid and in full force and effect, have been complied with and there have been and are no proceedings permits; and

(h)

with respect to the Shares to be subscribed by Cambior pursuant to Section 3.2, Cambior:

(i)

is subscribing the Shares as principal for its own account and not for the benefit of any other Person;

(ii)

is capable of assessing the proposed investment in the Shares as a result of its financial and investment experience as well as its knowledge of the mining industry and the risks associated to investment in shares of mining exploration companies;

(iii)

is able to bear the economic loss of its investment in the Shares, if applicable;

(iv)

is familiar with the aims and objectives of Strateco and has been informed of the nature of its activities; and

(v)

is aware of the characteristics of the Shares, and, where applicable, of their speculative nature, and of the fact that they may not be resold or otherwise disposed of except in accordance with the provisions of the Securities Act (Québec).

2.3

Representations and Warranties of Strateco

Strateco hereby represents and warrants to Cambior as follows:

(a)

in accordance with subsection 2.1(b), it has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement, including, without limitation, the issue of the Shares, and no such action requires the consent or approval of any governmental authority or any other Person except for the final approval of the Montreal Exchange and the Québec Securities Commission in respect thereof, and none of such actions is in contravention of, or in conflict with any Laws or the articles or by-laws or any resolution of the directors (or any committee thereof) or shareholders of Strateco or any material term, covenant or condition under or in respect of any judgement, order, indenture, instrument, agreement or undertaking to which Strateco is a party or to which it or any of its assets or property is or may be subject, the failure to obtain or violation of which would have a material adverse effect on the financial condition, property, assets, operations or business of Strateco;

(b)

the financial statements of Strateco, all other written information filed in Strateco’s public disclosure record as well as any other financial data or material information relating to Strateco and Strateco’s business, were or, as applicable, will be true and complete in all material respects at the time at which such materials were, or, as applicable, will be filed with the relevant regulatory authorities or delivered to Cambior and all such financial statements and other reports of Strateco have been and will be prepared in accordance with GAAP;

(c)

of there has been no material adverse change in the position, financial or otherwise, of Strateco since December 31, 2000 and there is no fact known to Strateco which materially adversely affects, or which in the future may materially adversely affect, the properties, business, prospects or financial condition of Strateco or the ability of Strateco to perform its obligations pursuant hereto or conduct its business in the normal course;

(d)

the authorized share capital of Strateco consists of (i) an unlimited number of common shares and (ii) an unlimited number of preferred shares without par value issuable in series with rights, privileges, restrictions and conditions to be determined by the board of directors; immediately prior to the acquisition by Cambior of the Shares, the issued and outstanding share capital of Strateco consists of 11,515,485 common shares as of the date hereof;

(e)

the Shares shall be issued and allotted to Cambior as fully paid and non-assessable common shares pursuant to Section 3.2;

(f)

no Person other than Cambior and Sidex has any agreement or option or any other right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option, including convertible securities, warrants or convertible obligations of any nature, for the purchase, subscription, allotment or issue of any unissued common shares or preferred shares or other securities of Strateco, save and except for an aggregate of approximately 5,606,250 common shares issuable pursuant to the stock option plan, the proposed placement of common shares and warrants to Sidex and warrants outstanding;

(g)

the common shares of Strateco are currently listed and posted for trading only on the Montreal Exchange and Strateco will use its best efforts to maintain such listing and posting on such exchange or any other stock exchange at all times hereafter; Strateco has received from the Montreal Exchange conditional approval for the issue and listing of the Shares; Strateco will make all such further filings and pay all such related fees as are necessary for the Shares to be unconditionally listed and posted for trading on the Montreal Exchange within five business days after the issue of such securities;

(h)

Strateco is a reporting issuer in the Province of Québec and is not in default of any requirements pursuant to the securities legislation applicable therein and Strateco will use its best efforts to maintain such status; Strateco is in compliance in all material respects with all applicable Laws and there are no undisclosed material changes with respect to Strateco or confidential material change filings made by Strateco;

(i)

Strateco beneficially owns all of its property and assets, with good and marketable title thereto, free and clear of any Liens other than those described in its financial statements and other documents filed in its public disclosure record with the relevant securities regulatory authorities; and no Person has any agreement or right to acquire any interest in any of such properties, including leased or licensed properties, or assets out of the ordinary course of business except as set forth in the aforesaid public disclosure record;

(j)

Strateco is in compliance with its timely disclosure obligations under applicable securities Laws and, without limiting the generality of the foregoing, there is no material adverse change, financial or otherwise, in the assets, liabilities (contingent or otherwise), business, financial condition, capital or prospects of Strateco which has not been publicly disclosed and none of the documents filed by or on behalf of Strateco pursuant to applicable Laws contains a misrepresentation (as such term is defined in the Securities Act (Québec)) at the date of filing thereof;

(k)

no order ceasing or suspending trading in securities of Strateco has been issued and no proceedings for this purpose have been instituted or, to the best of the knowledge and belief of Strateco, are pending, contemplated or threatened; and

(l)

none of the information and material delivered to Cambior by or on behalf of Strateco contains any untrue statement of a material fact or has omitted a material fact necessary to make the statements contained therein not misleading, and all such statements, taken as a whole, together with this Agreement, do not contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained herein or therein not misleading; there is no fact known to Strateco which Strateco has not disclosed to Cambior in writing which materially adversely affects, or so far as Strateco can now reasonably foresee, will materially adversely affect the assets, liabilities (contingent or otherwise), affairs, business, prospects, operations or condition, financial or otherwise, of Strateco or the ability of Strateco to perform its obligations under this Agreement or which would otherwise be material to any Person intending to make an equity investment in Strateco.

2.4

Conditions

The representations and warranties set out in this Article 2 are conditions on which the Parties have relied in entering into this Agreement and those are to be construed as both conditions and warranties and shall, regardless of any investigation which may have been made by or on behalf of any Party as to the accuracy of such representations and warranties, survive the date of execution of this Agreement as set forth in Section 2.5 and each Party shall indemnify and save the others harmless as set forth in Section 2.6.

2.5

Survival

All of the representations and warranties set forth in sections 2.1 and 2.2 and in paragraphs 2.3(a), 2.3(c), 2.3(d), 2.3(f), 2.3(i), 2.3(j), 2.3(k) and 2.3(l) shall be true and correct on the date of execution of this Agreement; the representations and warranties set forth in paragraph 2.3(b) shall remain true and correct up to the earliest of (i) the exercise of the Option pursuant to section 3.7, (ii) the early termination of the Option pursuant to section 3.3 and (iii) Strateco’s failure to exercise the Option pursuant to section 3.4 hereof ; and the representations and warranties set forth in paragraphs 2.3(e), 2.3(g) and 2.3(h) shall remain true and correct for a period of one year following the termination of the statutory hold period ensuing from the last issuance of Shares (as defines in section 3.2 hereof).

2.6

Indemnities

The Parties hereby agree to provide for the following indemnities:

(a)

Cambior hereby agrees to indemnify and save Strateco harmless from and against any loss, costs, expense, damage, or liability (including, without limitation, reasonable and documented attorneys’ fees, and other expenses incurred in defending against litigation, either threatened or pending) arising out of or based upon:

(i)

any breach by Cambior of any representation, warranty, covenant or agreement made by Cambior in this Agreement;

(ii)

any liability following the Effective Date on the part of Cambior for its activities or operations on the Property prior to the Effective Date; and;

(iii)

any environmental liability or adverse environmental condition which may arise from or exist with respect to the Property and which results from any activity authorized or permitted by, through, or under Cambior with respect to the Property, prior to the Effective Date;

(b)

Strateco hereby agrees to indemnify and save Cambior harmless against any loss, costs, expense, damage or liability (including, without limitation, reasonable and documented attorneys’ fees and other expenses reasonably incurred in defending against litigation either threatened or pending) arising out of or based upon:

(i)

any breach by Strateco of any representation, warranty, covenant or agreement made by Strateco in this Agreement;

(ii)

any liability following the Effective Date on the part of Strateco for its activities or operations on the Property during the Option Period; and

(iii)

any environmental liability or adverse environmental condition which may arise from or exist with respect to the Property and which results from any activity authorized or permitted by, through, or under Strateco with respect to the Property during the Option Period.

EXHIBIT 6.2

3.

GRANT OF RIGHTS AND OPTIONS

3.1

Grant of Rights

Cambior hereby grants to Strateco the exclusive right to access the Property and conduct Operations thereon to the full extent that Cambior has such rights.

3.2

Grant and Exercise of the Option

Cambior hereby grants to Strateco the exclusive and irrevocable option (the “Option”) to earn a 50% Participating Interest, (i) by incurring Expenditures in an amount totaling $750,000 on or for the benefit of the Property during a period of up to four (4) years commencing as of the Effective Date (the “Option Period”), and (ii) by issuing to Cambior a total of 225,000 fully paid and non-assessable common shares of Strateco (the “Shares”) during the Option Period, as set forth hereinafter.  The deemed price per Share shall be the closing price of one Share on the Montreal Exchange on the day preceding the issuance by Strateco.  The Expenditures shall be incurred, and the issuance of Shares shall be made, as follows:

	Cumulative Minimum Expenditures	Number of Shares to be issued
Upon the execution of this Agreement		25,000
On or before the first anniversary of the Effective Date	$ 100,000	50,000
On or before the second anniversary of the Effective Date	$ 250,000	0
On or before the third anniversary of the Effective Date	$ 500,000	0
On or before the fourth anniversary of the Effective Date	$ 750,000	150,000
Total	$ 750,000	225,000

Notwithstanding any other provision of this Agreement, the Expenditures shall include any amount received by Strateco for those Expenditures paid for by Strateco under the terms of government grants and incurred in respect of the Property.

3.3

Early Termination of the Option

Subject to Section 3.5, at any time during the Option Period, Strateco shall have the right to terminate the Option by giving to Cambior a written notice to that effect, at least 30 days prior to the effective date of such termination, and this Agreement shall terminate upon such effective date.  Upon such event, Strateco shall have no right, title, or interest of any nature whatsoever in and to the Property and this Agreement, and Strateco shall forfeit all amounts of Expenditures incurred prior to such termination and Cambior shall retain all Shares issued to it prior to such termination.  Subject to Section 3.5, the termination of the Option shall relieve Strateco from any other obligation to incur further Expenditures and to further issue Shares, but shall not relieve Strateco in respect of amounts, if any, incurred prior to termination and not paid on date of termination.

3.4

Strateco’s Failure to Exercise the Option

Strateco’s failure to incur the required amount of Expenditures or to issue the Shares in a timely manner in accordance with Section 3.2, shall constitute an automatic withdrawal from this Agreement and shall result in the termination of the Option hereunder and of this Agreement.  Upon any such event, Strateco shall have no right, title or interest of any nature whatsoever in and to the Property and this Agreement, and Strateco shall forfeit all amounts of Expenditures incurred prior to such termination.  Subject to Section 3.5, the termination of the Option shall relieve Strateco from any other obligation to incur further Expenditures and to further issue Shares, but shall not relieve Strateco in respect of amounts, if any, incurred prior to termination and not paid on date of termination.

3.5

Obligations of Strateco upon Termination of the Option

If Section 3.3 or Section 3.4 applies, Strateco’s obligations and liabilities to Cambior shall be as follows:

(a)

to pay directly or promptly reimburse Cambior for, as applicable, any and all amounts necessary for keeping the Property in good standing and in full force and effect for a period of at least one (1) year after the effective date of termination; and

(b)

to take all necessary measures to see that the Property shall be free and clear from environmental or other liabilities arising from Operations conducted by Strateco during the Option Period; and

(c)

to deliver to Cambior originals and copies of all data and information acquired by Strateco in respect of the Property during the Option Period, that was not furnished to Cambior under Section 3.6.

3.6

Documentation of Expenditures Incurred

During the Option Period, Strateco, as Manager, shall provide Cambior with monthly summary statements of Operations and Expenditures incurred on the Property, if any, as well as copies, in a timely manner, of drill results and metallurgical studies.  Within 60 days after each anniversary of the Effective Date, Strateco, as Manager, shall provide Cambior with a cumulative annual report featuring (i) a detailed report of Operations conducted on the Property, and (ii) a detailed statement of Expenditures incurred on the Property.

3.7

Formation of the Joint Venture

The Option shall be exercised only upon receipt by Cambior of a notice from Strateco (the “Option Notice”) confirming its exercise of the Option, together with appropriate and sufficient detailed and supporting documentation evidencing that Strateco has incurred the required amount of Expenditures as provided in Section 3.2, and provided that Cambior will have received the aggregate number of Shares it is entitled to hereunder.

If Cambior questions the accuracy of Expenditures incurred by Strateco, then the matter shall be referred to an independent firm of auditors mutually acceptable to Strateco and Cambior for final determination.  If such auditors determine that the Expenditures incurred by Strateco within the Option Period are less than $ 750,000, Strateco shall pay the entire cost of the audit (which shall not be included in Expenditures) and shall be entitled to exercise the Option by paying to Cambior in cash 100% of the deficiency in such Expenditures within 30 days of receipt of the auditors’ determination.  If such auditors determine that Strateco’s Expenditures are in compliance with Section 3.2, Cambior shall pay the entire cost of the audit (which shall not be an Expenditure).  If Cambior fails to raise any question regarding the accuracy of Strateco’s Expenditures during the Option Period within 60 days of the receipt of the Option Notice, the determination of Strateco’s Expenditures (as set forth in the supporting documentation attached to the Option Notice) shall be deemed binding on Cambior, absent of manifest error.

Upon exercise of the Option, Cambior and Strateco shall be deemed to have established the Joint Venture as at the time of the Option Notice and the initial Participating Interests of the Parties shall be as follows:

Cambior:

50%

Strateco:

50%.

3.8

Cooperation During the Option Period

During the Option Period, Cambior agrees to (i) keep all mining rights attaching to the Property in good standing and in full force and effect, and the costs relating thereto shall be treated as Expenditures to be paid by Strateco hereunder, and (ii) cooperate with Strateco to keep the Property free and clear of all Liens.

3.9

Transfer of Title

Upon exercise by Strateco of the Option, Cambior shall execute and deliver such documents and instruments and give such further assurances as Strateco may reasonably require to evidence and give effect to Strateco’s acquisition of a 50% Participating Interest. In particular, Cambior shall execute and deliver to Strateco a good and sufficient conveyance in form and substance suitable for transfer and registration under the laws of the Province of Québec.

EXHIBIT 6.2

4.

MANAGEMENT DURING THE OPTION PERIOD

4.1

Technical Committee

During the Option Period:

(a)

the Parties shall form a committee (the “Option Period Committee”) which shall review and, if warranted, approve the nature and scope of Exploration and/or Development activities and works to be performed by Strateco on the Property;

(b)

the Option Period Committee shall consist of two (2) members appointed by Strateco and two (2) members appointed by Cambior; the chairman shall be appointed by Strateco;

(c)

notwithstanding subsection 4.1(a), Cambior may not preclude Strateco rom performing partially or totally, any reasonable Exploration and/or Development activities; however if a disagreement arises between the Parties in this respect, each Party agrees to discuss during a 15-day period in order to settle the disagreement; in case of a deadlock, the chairman of the Option Period Committee shall have a casting vote; and

(d)

subject to subsections 4.1(a) to 4.1(c) and unless otherwise agreed to by the Parties, procedures at the Option Period Committee shall be the same as provided for in Article 8, mutatis mutandis.

4.2

Manager during the Option Period

Strateco is hereby appointed as Manager during the Option Period and, as such, shall prepare and submit, at least on an annual basis, to the Option Period Committee for review and, subject to subsection 4.1 (c), approval, the nature and scope of Exploration and/or Development activities and works to be performed in the coming year, taking into account the amount of Expenditures required to be incurred by Strateco under Section 3.2. Notwithstanding the provisions of Section 9.2, Strateco’s powers and duties as Manager during the Option Period, shall be restricted to:

(a)

make all payments, complete all necessary work obligations and take such other steps as may be required to maintain the Property in good standing under applicable Laws, provided that all expenses, costs and fees incurred in that regard, shall be taken into account for the calculation of Expenditures as per Section 3.2;

(b)

keep the Property free and clear of all Liens arising from its activities and works;

(c)

provide such reports and information to Cambior as set forth in Section 3.6; in addition, hold one informal meeting with Cambior promptly following the delivery of each annual report referred to in Section 3.6, for information purposes, and notify Cambior of the occurrence of any incident or event promptly after the discovery thereof;

(d)

allow Cambior to obtain, at all reasonable times within normal business hours, (i) access to, and the right to inspect and copy all maps, drill logs, core tests, reports, surveys, assays, analyses, technical, accounting and financial records, and other information acquired in the course of Operations; and (ii) the right to inspect, at Cambior’s sole risk and expense and subject to reasonably safety regulations, the Property and Operations, as long as Cambior does not interfere with Strateco’s activities and works;

(e)

be entitled to include as Expenditures pursuant to Section 3.2 an administration and overhead allowance totalling 15% of all Expenditures incurred by it pursuant to any activities and works performed during the Option Period; provided that this allowance shall be reduced to 5% when calculated on Expenditures resulting from activities, works or services performed or rendered by a third party pursuant to an agreement between Strateco, as Manager, and such third party;

(f)

be entitled to:

(i)

enter upon the Property, with such rights of passage and access to the surface rights as may reasonably be required by it in order to be able to carry out Strateco’s activities and works;

(ii)

have exclusive and quiet possession of the Property and related assets, if any; and

(iii)

bring and erect upon the Property such facilities as it may deem advisable, in its sole discretion;

(g)

be entitled to resign as Manager upon a 30-day prior notice to Cambior, in which case such resignation shall automatically terminate the Option and the provisions of Sections 3.3 and 3.5 hereof shall apply mutatis mutandis to such termination; likewise, the termination of the Option by Strateco pursuant to the relevant provisions of Article 3, shall automatically result in Strateco’s resignation as Manager.

EXHIBIT 6.2

5.

CONTRIBUTIONS OF THE PARTIES

5.1

Initial Contributions of the Parties

On the date of formation of the Joint Venture as per Section 3.7, the Parties shall be deemed to have incurred the following initial Expenditures:

Strateco:

$ 750,000

Cambior:

$ 750,000.

5.2

Subsequent Contributions of the Parties

All subsequent contributions by the Parties to Programs and Budgets shall be provided in proportion to their then current Participating Interests initially determined in accordance with Section 3.7 and as may be adjusted subsequently in accordance with Section 6.2.

EXHIBIT 6.2

6.

PARTICIPATING INTERESTS

6.1

Changes in Participating Interests

A Party's Participating Interest shall be adjusted as provided in Section 6.2, in the following circumstances:

(a)

pursuant to Section 6.3, upon an election made by a Party to contribute less to an adopted Program and Budget than the percentage reflected by its Participating Interest at the time of such election; or

(b)

pursuant to Section 6.4, upon a default, by a Party, in making its agreed-upon contribution to an adopted Program and Budget; or

(c)

pursuant to Section 6.5, upon the deemed withdrawal of a Party.

6.2

Determination and Adjustment of a Party’s Participating Interest

The Participating Interest of each Party, at any time after the formation of the Venture, shall be determined and adjusted in accordance with the following formula:

A Party’s Participating Interest  =

Where:

A  =

deemed initial Expenditures of such Party determined in accordance with Section 5.1; and

B  =

such Party’s subsequent contributions to the Joint Venture; and

C  =

deemed initial Expenditures of both Parties determined in accordance with Section 5.1; and

D  =

both Parties’ subsequent contributions to the Joint Venture.

6.3

Voluntary Reduction

A Party may elect, as provided in Section 10.4, to limit its contributions to an adopted Program and Budget as follows:

(a)

to some lesser amount than its proportionate share thereof based on its Participating Interest; or

(b)

to no contribution at all.

If any of the foregoing applies, the Participating Interest of that Party shall be recalculated at the time of completion of the relevant Program and Budget in accordance with Section 6.2, provided that at least 80% of the Expenditures related to the relevant Program and Budget be actually incurred.  In the event that the contributing Party does not incur at least 80% of the Expenditures contemplated, then the non-contributing Party shall be entitled, within 30 days of being notified of the completion of the reduced Program and Budget and of the amount of Expenditures actually incurred in connection therewith, to pay to the contributing Party such amount being equivalent to its proportionate share of the Expenditures actually incurred by the contributing Party and thereby maintain its Participating Interest; failing that, the non-contributing Party’s Participating Interest shall be recalculated in accordance with Section 6.2.

6.4

Default in Making Contributions

If a Party fails to advance its proportionate share of any Cash Call (based on its Participating Interest) as provided in Section 10.5, then the non-defaulting Party may (i) advance the necessary contribution on behalf of the defaulting Party and treat the same, together with any accrued interest thereon, as a demand loan bearing interest from the date of the advance at a rate per annum equal to the Prime Rate plus 350 basis points or (ii) cause the Manager to immediately recalculate and adjust each Party’s Participating Interest according to Section 6.2.  The failure to repay said loan within 30 days after receipt of written notice requesting repayment shall be a default hereunder.  If such default is not cured within 10 days after notice thereof to the defaulting Party, then to the extent the other Party made up the defaulting Party’s shortfall, each Party’s Participating Interest shall be adjusted immediately according to Section 6.2.  The demand loan set forth herein shall be secured by the defaulting Party’s Participating Interest in the Property.

6.5

Elimination of Minority Participating Interest

Upon the reduction of its Participating Interest to 10% or less, a Party shall be deemed to have withdrawn from the Joint Venture at the same time, and shall promptly assign, convey and transfer its entire Participating Interest to the remaining Party.  Upon such withdrawal, the withdrawing Party (the “Royalty Holder”) shall be entitled to receive a two percent (2%) Net Smelter Return Royalty on any Commercial Production from the Property to be calculated and paid as set out in Exhibit “C” and shall no longer have any right, title or interest as a Party to the Property (and any related asset), the Joint Venture and this Agreement, save for its right to receive the Royalty. Upon the aforesaid withdrawal, this Agreement shall terminate, save and except for the provisions of this Section 6.5, the provisions referred to in Section 13.3 and the provisions of Exhibit “C”. The non-withdrawing Party may, at any time, purchase half of the Royalty (being a one percent (1%) Net Smelter Return Royalty) by paying the Royalty Holder an amount of $ 1 million in cash.

6.6

Continuing Liabilities Upon Adjustments of Participating Interests

Any reduction or elimination of a Party's Participating Interest under the provisions of this Article 6 shall not relieve such Party of its share of any liability arising out of Operations conducted by the Joint Venture prior to such reduction or elimination, whether it accrues before or after such reduction or elimination.  For the purposes of this Section 6.6, such Party's proportionate share of such liability shall be equal to its Participating Interest at the time such liability was incurred.

6.7

No Liens

The increased Participating Interest accruing to a Party as a result of the reduction or elimination of the other Party's Participating Interest shall be free of Liens arising by, through or under such other Party, other than those existing at the time the Joint Venture was formed.

6.8

Evidence of Adjustments in Participating Interests

An adjustment to a Participating Interest need not be evidenced during the term of this Agreement by the execution and recording of the relevant conveyance and transfer instruments, but each Party's Participating Interest shall be shown in the books of the Manager.  However, a Party, at any time upon request from the other Party, shall acknowledge, execute and deliver any such conveyance and transfer instruments necessary to evidence such adjustments of Participating interest, in form and substance suitable for recording with the Ministère des Ressources naturelles (Québec) or such other governmental authority charged with the application of the Act or other applicable Law in respect of transfer and recording of mining rights.

EXHIBIT 2.6

7.

PURPOSES AND TERM OF THE JOINT VENTURE

7.1

Purposes

The Joint Venture is created for the following purposes and shall serve as the exclusive means by which the Parties accomplish such purposes:

(a)

to hold the Property and assets related thereto, if any;

(b)

to conduct Operations on the Property; and

(c)

to perform any other activity necessary, appropriate or incidental to any of the foregoing and any other activity expressly provided for herein.

7.2

Term

The initial term of the Joint Venture shall be 30 years from the date of its formation, as determined in accordance with Section 3.7, and shall be automatically renewed for subsequent 30-year terms for so long thereafter as each Party retains a Participating Interest in the Joint Venture and Operations are conducted on the Property.  The Parties hereby agree to execute such documents as are necessary or required to confirm and further evidence the date of the formation of the Joint Venture and, if necessary, any renewal dates.

7.3

Government Grants

For greater certainty, all government grants and credits received in respect of the Property and the Operations, shall be for the benefit of the Joint Venture.

EXHIBIT 6.2

8.

MANAGEMENT COMMITTEE

8.1

Organization and Composition

The Management Committee shall be established upon the formation of the Joint Venture to determine overall policies, objectives, procedures, methods and actions hereunder.  In particular but without limitation, the Committee shall:

(a)

approve, amend or reject each Program and Budget submitted to it by the Manager; and

(b)

approve or decide against the acquisition of additional mining rights or the abandonment of mining rights attaching to the Property.

Upon formation of the Joint Venture, the Committee shall consist of two (2) members appointed by Cambior and two (2) members appointed by Strateco.  Each Party may appoint one or more alternates to act in the absence of a regular member.  Any alternate so acting shall be deemed a Committee member.  A Party’s appointments shall be made or changed by notice to the other Party.  Cambior, for so long as it retains at least a 50% Participating Interest, shall be entitled to appoint its members as chairman and secretary of the Management Committee.

8.2

Meetings

The Management Committee shall hold regular meetings at least on a quarterly basis.  Meetings shall be held in Val d'Or, province of Québec or at any other mutually agreed place.  The chairman of the Committee shall give a ten (10)-day prior written notice to the Parties of such regular meetings.  In addition, a Party may call a special meeting upon a five (5)-day prior written notice to the Manager and the other Party and, in case of emergency, reasonable notice of a special meeting shall suffice.  Each notice of a meeting shall include an itemized agenda prepared by the chairman in the case of a regular meeting, or by the Party calling the meeting in the case of a special meeting, although any matters may be considered with the consent of all members present at the meeting.  The first meeting of the Management Committee shall be held within 45 days of the formation of the Joint Venture, unless otherwise agreed by Cambior and Strateco.

8.3

Quorum

There shall be a quorum if at least one (1) representative of Cambior and one (1) representative of Strateco are present.  Otherwise, the meeting shall be adjourned and reconvened at the earliest within five (5) days and at the latest within 30 days of such adjournment.  The members then present at such reconvened meeting shall constitute a quorum.

8.4

Decisions

Votes on any decisions to be taken at a meeting of the Management Committee shall be cast by a show of hands or verbally, without any additional formality.  Voting rights of a Party shall be exercised through its representative or, as applicable, its representatives acting jointly, and shall correspond to the percentage of its then current Participating Interest.  Decisions of the Management Committee shall be taken by resolution, and a resolution shall be adopted or a majority of the votes is cast in favour of its adoption.  If a deadlock or a disagreement arises between the Parties, each Party hereby covenants to use its best efforts during a 30-day period to achieve a negotiated settlement to such deadlock or disagreement.  If, after the expiry of the aforesaid 30-day period, the deadlock or disagreement remains unsettled, the chairman of the Committee shall be entitled to exercise a casting and deciding vote.  Notwithstanding the foregoing, unanimous approval of the Committee is required for cost overruns in excess of 10% over budgeted amounts.

8.5

Minutes

The secretary of the Committee shall prepare or cause to be prepared minutes of all meetings and shall distribute copies of such minutes to all members within 30 days after each meeting.  The minutes, when signed by all the members present and constituting a quorum, shall be the official record of the decisions made by the Management Committee and shall be binding on the Manager and the Parties.

8.6

Action Without Meeting

In lieu of meetings, decisions of the Committee may be taken by way of written resolutions signed by all members.  Also, the Management Committee may conduct its business by holding telephone conferences, so long as all decisions are immediately confirmed in writing and signed by all members.  Decisions made in accordance with this Section 8.6 shall be binding upon the Manager and the Parties.

8.7

Costs of Attendance

If personnel engaged in work on the Property are required to attend a Committee meeting, reasonable costs incurred in connection with such attendance shall be deemed to be an Expenditure chargeable to the Joint Account.  All other costs shall be paid for by the Parties individually.

8.8

Remuneration

Members of the Management Committee are not entitled to remuneration as such from the Joint Venture for services in such capacity and, for greater certainty, any compensation paid to any one of them by a Party in connection therewith shall not be charged to the Joint Venture.

EXHIBIT 2.6

9.

MANAGER

9.1

Appointment

For greater certainty, Strateco’s appointment and tenure as Manager during the Option Period shall expire upon its exercise of the Option, if applicable, and, immediately thereafter, Cambior shall be appointed as Manager. Cambior’s appointment shall remain in effect for the entire duration hereof, subject only to the relevant provisions of Section 9.4 and of Article 13.

9.2

Powers and Duties of Manager

The Manager shall have overall management responsibility for all aspects of Operations conducted on the Property and shall act strictly as an independent contractor and not as an agent of any Party, except as otherwise directed by any such Party. In particular and subject to the terms and provisions hereof, the Manager shall have the following powers and duties:

(a)

the Manager shall be entitled to enter upon the Property, with quiet possession thereof and with such rights of passage and access to the surface rights as may reasonably be required by it in order to be able to carry out Operations;

(b)

the Manager shall (i) implement the decisions taken by the Management Committee pursuant to Section 8.4, (ii) make all Expenditures necessary to carry out the adopted Programs and Budgets, and (iii) promptly notify the Management Committee if it lacks sufficient funds to carry out its responsibilities hereunder;

(c)

the Manager shall: (i) purchase or otherwise acquire all equipment, machinery, material, furnitures and transportation services required for Operations, such purchases and acquisitions to be made on the best terms commercially available, reasonably taking into account all circumstances; (ii) obtain such customary warranties and guarantees as are available in connection with such purchases and acquisitions; and (iii) keep all of the Property free and clear of all Liens, except for those existing at the time of, or created concurrently with, the acquisition of the Property or Liens specifically approved by the Management Committee;

(d)

the Manager shall conduct such title examinations and cure such title defects as may be advisable in its reasonable judgment;

(e)

the Manager shall:  (i) make or arrange for all payments and work required by Permits and other agreements related to the Property; (ii) pay all taxes, assessments and like charges on Operations and the Property, except taxes determined or measured by a Party's sales revenue or net income.  The Manager shall have the right to contest, in the courts or otherwise, the validity or amount of any taxes, assessments or charges if the Manager deems them to be unlawful, unjust, unequal or excessive, or to undertake such other steps or proceedings as the Manager may deem reasonably necessary to secure a cancellation, reduction, readjustment or equalization thereof before the Manager shall be required to pay them, but in no event shall the Manager permit or allow title to the Property to be lost as the result of the nonpayment of any taxes, assessments or like charges; (iii) not allow mineral rights relating to the Property to lapse without the approval of the Management Committee; and (iv) do all other acts reasonably necessary to maintain the Property in good standing under all applicable Laws;

(f)

the Manager shall: (i) apply for all material Permits required for Operations under applicable Laws; (ii) comply, in all material respects, with applicable Laws in conducting Operations; and (iii) notify the Parties of any allegations of substantial violation thereof within a reasonable delay of becoming aware of such allegations.  The Manager shall not be in breach of this provision if a violation has occurred in spite of the Manager's good faith efforts to comply, and if the Manager has timely cured, commenced to cure (and diligently pursues) or disposed of such violation through performance, or payment of fines and penalties;

(g)

the Manager shall prosecute and defend all litigation or administrative proceedings arising out of Operations; provided that the non-managing Party shall have the right to participate, at its own expense, in such litigation or administrative proceedings;

(h)

the Manager may dispose of any asset related to the Property, whether by abandonment, surrender or transfer in the ordinary course of business; however, without prior authorization from the Management Committee, the Manager shall not: (i) dispose of any of the asset in any one transaction having a value in excess of $ 50,000 (ii) initiate a liquidation of the Joint Venture, or (iii) dispose of all or a substantial part of any of the assets necessary to achieve the purposes of the Joint Venture;

(i)

subject to Section 9.6, the Manager shall have the right to carry out its responsibilities hereunder through agents, Affiliates and independent contractors;

(j)

the Manager shall perform or cause to be performed during the term of this Agreement all work and pay all fees required by applicable Laws in order to maintain the mining rights attaching to the Property in good standing.  The Parties shall cooperate with and provide assistance to the Manager in maintaining such mining rights in good standing.  For greater certainty, Strateco shall have the exclusive responsibility to perform or cause to be performed all work and pay all fees required by applicable Laws in order to maintain the mining rights relating to the Property in good standing during the Option Period, provided that all costs incurred by Strateco in doing so shall be treated as Expenditures to be incurred by Strateco under Section 3.2;

(k)

the Manager shall keep adequate data, information and records of the management and maintain all required accounting and financial records in accordance with GAAP and applicable Laws;

(l)

the Manager shall keep the Management Committee advised of all Operations by submitting in writing to the Management Committee:

(i)

monthly work summary;

(ii)

quarterly progress reports which include statements of Expenditures;

(iii)

periodic summaries of data acquired, expressly including, as soon as reasonably available, any technical results which any Party may be required to report under any applicable securities Laws or the rules, by-laws or policies of any stock exchange having authority over a Party;

(iv)

copies of reports concerning Operations;

(v)

a detailed final report within 90 days after completion of each Program and Budget, which shall include comparisons between actual and budgeted Expenditures and comparisons between the objectives and results of Programs; and

(vi)

such other reports as the Management Committee may reasonably request;

(m)

subject to Section 9.6, the Manager shall provide all personnel required to conduct Operations contemplated herein, as applicable, and such personnel shall be employees of the Manager and not of the Joint Venture; the Manager shall also comply with the requirements of all applicable unemployment insurance and worker’s compensation legislation;

(n)

the Manager shall maintain and keep all of the assets (other than the Property), if any, in good operating condition and repair in accordance with sound mining and other applicable industry standards and practices;

(o)

the Manager shall obtain and maintain, for the benefit of the Parties, such types and levels of property and liability insurance coverage with respect to the Property, Operations and Joint Venture as the Management Committee shall consider necessary from time to time;

(p)

the Manager shall promptly advise both Parties of any accident or occurrence resulting in any damage to or destruction of any asset, property or harm or injury to any Person;

(q)

the Manager shall require its contractors and subcontractors to take out and maintain such types and level of property and liability insurance as the Management Committee shall consider necessary or advisable from time to time and to comply with the requirements of all applicable unemployment insurance and worker's compensation legislation with respect to work or services to be provided by such contractors or subcontractors;

(r)

the Manager shall conduct all activities contemplated herein and use the Property in compliance with Environmental Laws and shall also undertake to obtain all Permits which are required under all applicable Environmental Laws;

(s)

the Manager shall use its best efforts to comply in good faith with all applicable Environmental Policies in conducting its Operations and thereafter in respect of land reclamation;

(t)

the Manager shall undertake all other activities reasonably necessary to fulfill the foregoing and to carry out the binding instructions of the Management Committee; and

(u)

at all reasonable times, the Manager shall provide the Management Committee or the representatives of any Party, upon the request of any member of the Management Committee, with access to, and the right to inspect and copy, at the expense of the requesting Party, all maps, drill logs, core tests, reports, surveys, assays, analyses, production reports, operations, technical, accounting and financial records, and other information acquired in Operations.  In addition, the Manager shall allow the non-managing Party, at the latter's sole risk and expense, and subject to reasonable safety regulations, to inspect the Property and Operations at all reasonable times, so long as the inspecting Party does not unreasonably interfere with Operations.

The Manager shall not be in default of any duty or obligation under this Section 9.2 if its failure to perform results from the failure of the non-managing Party to perform acts or to contribute amounts required of it hereunder.

9.3

Standard of Care

The Manager shall conduct all Operations in a good, workmanlike and efficient manner, in accordance with sound mining and other applicable industry standards and practices, and in accordance with the terms and provisions of Permits and other material agreements pertaining to the Property or the Operations.

9.4

Resignation and Termination

After the formation of the Joint Venture, the Manager may resign upon a 60-day prior written notice to the non-managing Party, in which case the non-managing Party may elect to become the new Manager by written notice to the resigning Manager within 30 days after the receipt of the notice of resignation.  Furthermore, if any of the following events shall occur, the Manager shall be deemed to have resigned, within 45 days following any of the events described in subsections (a), (b) and (c) and promptly following the events described in subsections (d), (e) and (f), unless the non-managing Party elects to maintain the Manager in such capacity notwithstanding such event:

(a)

the Participating Interest of the Manager becomes less than 40%; or

(b)

the Manager fails to perform a material obligation imposed upon it under this Agreement and such failure continues for a period of 60 days after notice from the non-managing Party demanding performance; or

(c)

the Manager fails to pay or contest in good faith any bills on behalf of the Joint Venture within 60 days after they are due, provided such failure materially adversely affects the use of the Property; or

(d)

a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for a substantial part of the Manager’s assets is appointed and such appointment is neither made ineffective nor discharged within 60 days after the making thereof, or such appointment is consented to, requested by, or acquiesced in by the Manager; or

(e)

the Manager commences a voluntary case under any applicable bankruptcy, insolvency or similar law now or hereafter in effect; or consents to the entry of an order for relief in an involuntary case under any such law or to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or other similar official of any substantial part of its assets; or makes a general assignment for the benefit of creditors or makes an arrangement with creditors; or fails generally to pay its or the Joint Venture debts as such debts become due; or takes corporate or other action in furtherance of any of the foregoing; or

(f)

entry is made against the Manager of an order for relief affecting a substantial part of its assets by a court of competent jurisdiction in an involuntary case commenced under any applicable bankruptcy, insolvency or other similar Law of any jurisdiction now or hereafter in effect.

9.5

Expenses of the Manager

The Manager shall be compensated for its services as Manager and reimbursed for its costs hereunder by submitting invoices which shall be chargeable to the Joint Account for all reasonable direct and indirect costs and expenses incurred in performing its obligations as Manager.  Such invoices shall be in reasonable detail and at regular intervals, but not more frequently than monthly.

The Parties hereby agree and covenant that for each and any Program and Budget approved by the Management Committee prior to such period of time where most of the Operations on the Property are Development (the “Development Period”), the Manager shall be entitled to charge to the Joint Account an administration and overhead allowance totaling fifteen percent (15%) of all Expenditures incurred during and pursuant to such Program and Budget.  However, this administration and overhead allowance is reduced to five percent (5%) when calculated on Expenditures resulting from work or services rendered by a third party to the Joint Venture pursuant to an agreement between the Manager and such third party.  As from the beginning of the Development Period and during Commercial Production, if applicable, the administration and overhead allowance shall be determined in accordance with recent and current mining practice in Canada and on the basis that the Manager shall neither realize a financial gain nor incur a financial loss by reason of being Manager.

9.6

Transactions with Affiliates

If the Manager engages Affiliates to provide services hereunder, it shall do so on terms no less favorable than would be the case with unrelated Persons in arm's-length transactions.

9.7

Liability of Manager and Parties to Save Manager Harmless

The Manager shall not be liable to the non-managing Party for any act or omission resulting in damage or loss except to the extent caused by or attributable to the Manager's intentional or gross fault.

Notwithstanding the termination of this Agreement, the Parties hereby agree to indemnify and save the Manager completely harmless from any action, cause of action, suit, debt, claim, demand or liabilities and all damages, costs and expenses (including, without limitation, all reasonable attorney’s fees) arising out of or in connection with the performance of Operations by the Manager, its employees, agents or Persons for whom it is responsible, including, but not limited to, any damage or injury whatsoever to any employee or other Person or property arising out of Operations and the use, administration or control of any of the assets relating to the Property or the Joint Venture, if any, during the currency of this Agreement; however, the indemnity provided under this Section 9.7 shall not extend to any negligence, intentional or gross fault of the Manager or any of its employees, agents or Persons for whom it is responsible, and shall not extend to any action taken by the Manager or any such Person outside the scope of authority set forth in this Agreement.  The obligation of each Party to indemnify and save the Manager harmless pursuant to this Section 9.7 shall be in proportion to its respective Participating Interest as at the date such loss, personal injury or damage occurred.  The Parties also agree to indemnify and save harmless any Person who had resigned or was terminated pursuant to Section 9.4 for matters arising during the period such Person was Manager.

9.8

Suspension of Operations

As from the Commencement of Commercial Production, the Manager, on instructions from the Management Committee, shall be entitled to suspend Operations if it would not be commercially advantageous or economically sound to do otherwise, as a result of depressed metal prices or for any other sound justification; in any such event, the Manager, shall also be entitled to engage all necessary costs and expenses (the “Standby Costs”) to keep the Property on a care and maintenance basis provided that each Party shall fund its proportionate share, based on its Participating Interest, of the Standby Costs.

EXHIBIT 6.2

10.

PROGRAMS, BUDGETS, JOINT ACCOUNT AND DISTRIBUTION

10.1

Operations Pursuant to Programs and Budgets

As from the formation of the Joint Venture and except as otherwise provided herein, all Operations shall be conducted, all Expenditures shall be incurred, and all property interests as well as any other assets shall be acquired only pursuant to Programs and Budgets approved by the Management Committee in accordance with the relevant provisions of Article 8.  Each Program and Budget shall contain the following:

(a)

a description of the proposed Operations;

(b)

a detailed estimate of all Expenditures, including all costs of acquiring real or personal property, plus a reasonable allowance for contingencies (the “Expenditure Estimate”); and

(c )

such other data and facts as may be necessary to reasonably illustrate the results intended to be achieved by any such Program and Budget;

provided that the Expenditure Estimate shall be sufficiently itemized and documented.

10.2

Presentation of Programs and Budgets

Proposed Programs and Budgets shall be prepared by the Manager for a period of one year or any shorter period and submitted, together with a notice of meeting of the Management Committee, to each Party for Committee approval. During the period encompassed by any Program and Budget, and at least 45 days prior to its expiration, a proposed Program and Budget for the succeeding period shall be prepared by the Manager and submitted for Committee approval.

In the event that the Manager has not proposed a Program and Budget within 60 days after the anniversary date of the formation of the Joint Venture and thereafter, within 60 days of the expiration of a Program and Budget, the non-managing Party shall be entitled to prepare and submit a Program and Budget (a “Non-Manager Program”) to the Management Committee for approval.  Furthermore, the non-managing Party proposing the Non-Manager Program shall be entitled to act as managing Party in the Manager's stead with respect to an approved Non-Manager Program, provided that the Party acting as Manager has elected not to contribute its proportionate share of Expenditures under the approved Non-Manager Program.  At the time of completion of the Non-Manager Program, the relevant provisions of Sections 6.2, 6.3 and 10.4 with respect to the recalculation of the Parties' respective Participating Interests, shall apply mutatis mutandis.

10.3

Review and Approval of Proposed Programs and Budgets

The Management Committee shall meet within 30 days after the submission of a proposed Program and Budget to review and propose modifications, if any, to the proposed Program and Budget, and to vote in respect of the approval of any final Program and Budget.

10.4

Election to Participate

Within 30 days after the final vote adopting a Program and Budget, a Party may elect by notice to the Manager, pursuant to Section 6.3, to contribute to Expenditures under such Program and Budget in some lesser amount than its proportionate share based on its Participating Interest, or not to contribute at all; in either case, its Participating Interest shall be recalculated as provided in Section 6.2, subject to the provisions of Section 6.3.  If a Party fails to so notify the Manager, it shall be deemed to have elected to contribute its proportionate share of Expenditures under such Program and Budget correspondingly to its Participating Interest as of the last day of the aforesaid 30-day period.

10.5

Cash Calls

The Manager shall issue to each Party requests for funds (“Cash Calls”) to meet cash requirements for Operations in accordance with the Expenditure Estimate. The first Cash Calls shall include a billing for estimated cash requirements for the first two months of Operations pursuant to an adopted Program and Budget.  The following Cash Calls shall be issued prior to the last day of each month and shall include estimated cash requirements for the second following month.  Within 10 days after receipt of each Cash Call, each Party shall advance to the Manager its proportionate share (based on its Participating Interest) of the estimated amount.  Time is of the essence in respect of each such payment. The Manager shall at all times maintain a cash balance approximately equal to the rate of disbursement for up to 30 days.  All funds in excess of immediate cash requirements shall be invested in one or several interest-bearing accounts with a bank selected by the Manager for the benefit of the Joint Venture.  A Party that fails to meet Cash Calls in the amount and at the times specified in this Section 10.5 shall be in default, and the non-defaulting Party shall have those rights and remedies which are stipulated in the relevant provisions of Article 6.

10.6

Budget Overruns

The Manager shall immediately notify the Management Committee of any material departure from an adopted Program and Budget.  If the Manager exceeds an adopted Budget by more than 10%, then the excess over 10%, unless directly caused by an emergency or unexpected expenditure made pursuant to Section 10.7 or unless otherwise authorized by the Management Committee, shall be for the sole account of the Manager, and such excess shall not be accounted for as a contribution of the Party acting as Manager in the calculations of the Parties’ respective Participating Interests.  Budget overruns of 10% or less shall be borne by the Parties, in proportion to their respective Participating Interests at the time the overrun occurs.

10.7

Emergency or Unexpected Expenditures

In case of emergency, the Manager may take any reasonable action it deems necessary to protect life, assets and property, including the Property, or to comply with Laws.  The Manager may incur reasonable Expenditures for emergency events which are beyond its reasonable control and which do not result from a breach by it of its standard of care (the “Emergency Events”).  The Manager shall promptly notify the Parties of any Emergency Event and expenditures incurred in relation thereto shall constitute Expenditures under this Agreement and shall be borne by the Parties in proportion to their respective Participating Interests at the time such Emergency Event occurs.

10.8

Joint Account

The Manager shall charge the Joint Account with all Expenditures incurred in conducting the Operations provided for under this Agreement.  The Manager shall promptly submit to the Management Committee monthly statements of account reflecting in reasonable detail the charges and credits to the Joint Account during the preceding month.

10.9

In-Kind Distribution

Each Party shall be entitled to take its proportionate share (based on its Participating Interest at the time such Products are produced) of the Products in-kind.  Each Party shall take delivery of its share of Products at the site where the final Products are produced.  Thereafter, each Party shall be free to market its respective share of such Products at its sole discretion.

10.10

Distribution of Net Cash Flow

Distributions to the Parties other than in-kind distributions, shall be in the form of Net Cash Flow.  All (100%) of Net Cash Flow shall be distributed in proportion to the Parties’ respective Participating Interests at such time said Net Cash Flow is generated by the Joint Venture’s Operations.  Distributions of Net Cash Flow shall be made to the Parties on a monthly basis and within thirty (30) days following the end of each month in which Net Cash Flow is realized.

The non-managing Party may verify and contest the Manager’s calculation of Net Cash Flow during a period of two (2) months following receipt of its proportionate share thereof.  The Manager shall maintain adequate records which shall be made available to the non-managing Party during said two (2)-month period to enable the non-managing Party to verify the correctness of the Manager’s calculation of Net Cash Flow.  If the non-managing Party disputes, in writing, the correctness of the Manager's determination of Net Cash Flow, the determination of whether an entry has been properly categorized or calculated shall be finally made by an independent firm of auditors mutually acceptable to Strateco and Cambior for final determination.  If the non-managing Party does not dispute, in writing, the correctness of the Manager's determination of Net Cash Flow, such determination shall be deemed to be correct and the non-managing Party shall waive all of its rights to challenge said determination.

EXHIBIT 6.2

11.

TRANSFER OF PARTICIPATING INTEREST

11.1

General Limitation

Each Party hereby agrees not to sell, assign, convey, transfer or otherwise encumber or dispose of (a “Transfer” and to “Transfer”) the whole or any part of its Participating Interest, except in the manner and to the extent permitted by the provisions of this Article 11.

11.2

Specific Limitations on Transferability

Any Transfer shall be subject to the following terms and conditions:

(a)

no Party shall Transfer less than all of its Participating Interest to a third party that is not an Affiliate thereof;

(b)

no transferee of a Participating Interest shall have the rights of a Party unless and until the transferring Party has complied with the provisions of Section 11.3 (subject to the exceptions set forth in Section 11.4) and unless the transferee, as of the effective date of the Transfer, has irrevocably and unconditionally committed and covenanted in writing to be bound by this Agreement to the same extent as the transferring Party; such commitment and covenant shall be in form and substance satisfactory to the non-transferring Party, acting reasonably;

(c)

no Transfer permitted by this Article 11 shall relieve the transferring Party of its share of any liability arising out of Operations performed prior to such Transfer, whether it accrues before or after such Transfer;

(d)

the transferring Party and the transferee shall bear all tax consequences of the Transfer and shall hold the non-transferring Party harmless in that respect;

(e)

if the Transfer is the grant of a Lien on a Party’s Participating Interest to secure a loan or other indebtedness of such Party in a bona fide transaction, such Lien shall be subject to the terms of this Agreement and the rights and interests of the non-encumbering Party hereunder; upon any foreclosure or other enforcement of rights in respect of such Lien, the acquiring third party shall assume the position of the encumbering Party with respect to this Agreement and the non-encumbering Party, and it shall comply with and be bound by the terms and conditions of this Agreement; and

(f)

the consideration for any Transfer shall be a cash amount, payable in United States or Canadian currency only, or a consideration the cash equivalent of which shall be readily ascertainable and expressed in the notice addressed to the non-transferring Party.

11.3

Right of First Refusal

Except as otherwise provided in Section 11.4, if a Party (the “Transferring Party”) desires to Transfer its Participating Interest, the other Party shall have the preemptive right to acquire such Participating Interest as follows:

(a)

the Transferring Party shall obtain a bona fide offer from the proposed transferee and promptly notify the other Party of its intention; the notice shall be accompanied by a copy of the offer or contract in respect of such Transfer or, in the absence thereof, such notice shall specifically identify the proposed transferee, state the consideration to be accepted for the proposed Transfer, and set forth all pertinent terms and conditions of the intended Transfer; the other Party shall have 30 days from the date such notice is delivered, to notify the Transferring Party whether it elects to acquire its Participating Interest for the same consideration and on the same terms and conditions as set forth in the notice or in the offer or contract accompanying same, as applicable; if the non-transferring Party does so elect, the Transfer shall be consummated within 60 days after notice of such election is delivered to the Transferring Party; at the closing of such Transfer, the Transferring Party shall represent and warrant that the transferred Participating Interest is free and clear of Liens, except for Liens which have been consented to by the Management Committee;

(b)

if the non-transferring Party fails to exercise its right of first refusal within the period provided for in subsection 11.3(a), the Transferring Party shall have 120 days following the expiration of such period to consummate the Transfer to the third party identified in the notice (or, as applicable, the accompanying offer or contract) under subsection 11.3(a) at a price and on terms no less favourable to the Transferring Party than those offered by the Transferring Party to the non-transferring Party in the notice; and

(c)

if the Transferring Party fails to consummate the Transfer to the third party within the period set forth in subsection 11.3(b), the right of first refusal of the non-transferring Party in such offered Participating Interest shall revive; any subsequent proposal to Transfer such Participating Interest shall be conducted in accordance with all of the procedures set forth in this Section 11.3.

11.4

Exceptions to Right of First Refusal

The provisions of Section 11.3 shall not apply to the following:

(a)

the Transfer by a Party of all or any part of its Participating Interest to an Affiliate, provided that the transferring Party remain a solidary debtor with the transferee regarding any obligations arising from this Agreement; and

(b)

the corporate merger, consolidation, amalgamation or reorganization of a Party by which the surviving entity shall possess substantially all of the share capital, or all of the property rights and interests, and be subject to substantially all of the liabilities and obligations of that Party.

EXHIBIT 6.2

12.

FINAL EXPENDITURES AND SHUTDOWN AND RECLAMATION FUND

12.1

Shutdown and Reclamation Expenditures

Following Commencement of Commercial Production, all Expenditures reasonably estimated by the Manager to be required for the final shutdown of Operations, site closure, land reclamation and other activities and works ensuing from all applicable Environmental Laws and Policies as well as all Expenditures associated with employee severance pay (collectively, the “Final Expenditures”), shall be incurred by the Manager and supported by the Parties in proportion with the respective percentages of their Participating Interests, taking into account, if applicable, the variation in such percentages over time by using a weighted average thereof or any other agreed-upon method.

12.2

Audit of Final Expenditures

The non-managing Party shall be entitled to have the Manager’s estimate of the Final Expenditures reviewed by an independent consultant, at its sole cost and expense, provided that in any case where such independent review entails a reduction in the Final Expenditures, the costs and expenses associated with said review will be supported by the Parties in accordance with their respective Participating Interests at the time of said review.

12.3

Shutdown and Reclamation Fund

The Parties shall, before the filing of any rehabilitation and reclamation plan regarding the Property in compliance with all applicable Laws including, without limitation, Environmental Laws and Environmental Policies, and in the thirty (30)-day period following a notice of the Manager to this effect, agree on a mechanism for establishing a cash fund (the “Shutdown and Reclamation Fund”) for the funding of all Final Expenditures.  In the absence of such an agreed-upon mechanism within the above mentioned delay, the following provisions shall apply:

(a)

the Manager shall open a distinct bank account for the purpose of establishing and maintaining therein at all times the Shutdown and Reclamation Fund from which Final Expenditures shall be paid by the Manager directly or from which the Manager may be reimbursed for Final Expenditures incurred by it;

(b)

when requested to do so by the Manager, the Parties shall contribute to the Shutdown and Reclamation Fund in proportion of their then respective Participating Interests; the Manager shall bill the Parties not more frequently than monthly over the remaining life of Operations in accordance with the following formula:

C  =

Where:

C  =

amount representing a Party’s monthly contribution to the Shutdown and Reclamation Fund;

PI  =

Participating Interest of such Party at the time of contribution;

EC  =

current estimate of unfunded Final Expenditures as estimated by the Manager; and

NM  =

number of (estimated) months of Operations until final shutdown thereof;

provided that any interest income shall be accruing to the Shutdown Reclamation Fund;

(c)

the Shutdown and Reclamation Fund shall be used exclusively for the payment of all Final Expenditures; surplus cash, if any, shall be distributed to the Parties in accordance with their respective contributions to the Shutdown and Reclamation Fund, subsequent to complete reclamation of the Property;

(d)

in the event that a Party defaults in making its contribution to the Shutdown and Reclamation Fund, or otherwise fails to pay its proportionate share of Final Expenditures pursuant to the aforesaid agreed-upon mechanism, then the shortfall shall be funded by the non-defaulting Party and such shortfall, together with any accrued interest, shall be treated as a demand loan bearing interest from the date of the funding at a rate per annum equal to the Prime Rate plus 350 basis points;  the failure to repay said loan within ninety (90) days after receipt of written notice requesting payment shall be a default hereunder; the interest payable by the defaulting Party on the amount funded by the non-defaulting Party shall be calculated daily and computed until the date the non-defaulting Party receives full payment from the defaulting Party; and

(e)

if a Party is in default pursuant to subsection (d) above, then the non-defaulting Party may elect to have the defaulting Party’s Participating Interest permanently reduced by applying the formula set forth in Section 6.2 of this Agreement, mutatis mutandis.

EXHIBIT 6.2

13.

WITHDRAWAL AND TERMINATION

13.1

Termination by Expiration or Agreement

This Agreement shall terminate as expressly provided in Sections 3.3, 3.4, 3.5, 6.5 and in this Article 13, unless earlier terminated by written agreement of the Parties.

13.2

Withdrawal

Following the formation of the Joint Venture, a Party may elect to withdraw as a Party from the Joint Venture and this Agreement by giving notice to the other Party of the effective date of withdrawal, which shall be at least 30 days and not more than 90 days after the date of the notice.  Upon such withdrawal, this Agreement shall terminate, and the withdrawing Party shall be deemed to have assigned, conveyed and transferred all of its Participating Interest to the remaining Party, without cost and free and clear of Liens, except for Liens which have been consented to by the Management Committee.  Upon any withdrawal under this Section 13.2, the withdrawing Party shall not be relieved from its proportionate share of liabilities to third Persons (whether such accrues before or after such withdrawal) arising out of Operations conducted prior to such withdrawal, nor shall it be relieved from any liabilities to the remaining Party with respect to obligations accruing prior to the date of such withdrawal.  For purposes of this Section 13.2, the withdrawing Party's proportionate share of liabilities shall be equal to its Participating Interest at the time the liability was incurred.

13.3

Continuing Obligations and Survival of Terms and Conditions

Upon termination of this Agreement, the Parties shall remain liable for any obligations or liabilities accrued or accruing to them under this Agreement prior to or after the expiration or termination date of Operations, performed pursuant to or arising out of this Agreement; for greater certainty and without restricting the generality of the foregoing, the following provisions shall survive the termination of this Agreement to the full extent necessary for their enforcement and the protection of the Party in whose favor they run: Sections 3.3, 3.4, 3.5, 6.5, 6.6, 9.2 (s), 9.7, 11.4(a), 12.1, 12.2, 12.3, 13.2, 13.3, 13.4, 13.5, 13.6, 13.7, 14.3 and Article 15.

13.4

Disposition of the Assets on Termination

Promptly after termination of this Agreement, the Manager shall take all necessary action to wind up all Operations and, if any, other activities of the Joint Venture, and all costs and expenses incurred in connection with the termination of the Joint Venture shall be Expenditures chargeable to the Joint Account.  The assets related to the Property shall first be paid, applied, or distributed in satisfaction of all liabilities of the Joint Venture to third Persons and then to satisfy any debts, obligations or liabilities owed to the Parties.  Before distributing any funds or any assets to the Parties, the Manager shall have the right to segregate amounts which, in the Manager's reasonable judgment, are necessary to discharge continuing obligations or, based on advice from qualified consultants, are necessary to purchase for the account of the Parties, bonds or other securities for the performance of such obligations.  Thereafter, any remaining cash and all other assets shall be distributed (in undivided interests unless otherwise agreed) to the Parties in proportion to their respective Participating Interests determined at the time of termination.  No Party shall receive a distribution of any of the assets or of any proceeds from the sale thereof if such Party's Participating Interest, at the time of termination, has been terminated pursuant to this Agreement.

13.5

Non-Compete Covenants

A Party that voluntarily withdraws pursuant to Sections 3.3 or 13.2, or automatically withdraws pursuant to Sections 3.4 or 6.5 shall not directly or indirectly acquire any interest in any lands forming part of the Property at the time of such withdrawal, for two (2) years after the effective date of withdrawal.  If a withdrawing Party, or any Affiliate of a withdrawing Party, breaches this Section 13.5, such Party or Affiliate shall be obligated to offer to assign, convey and transfer to the non-withdrawing Party, without cost, any such interest so acquired.  Such offer shall be made in writing and can be accepted by the non-withdrawing Party at any time within 45 days after it is received by such non-withdrawing Party.

13.6

Right to Data After Termination

After termination of this Agreement, each Party shall be entitled to copies of all information acquired hereunder before the effective date of termination not previously furnished to it, subject to the provisions of confidentiality set forth in Article 15.

13.7

Continuing Authority

On termination of this Agreement, the Manager shall have the power and authority, subject to the control of the Management Committee, if any, to do all things on behalf of the Parties which are reasonably necessary or convenient to:  (a) wind up Operations and (b) complete any transaction and satisfy any obligation, unfinished or unsatisfied, at the time of such termination or withdrawal, if any such transaction or obligation arises out of Operations prior to such termination or withdrawal.  The Manager shall have the power and authority, subject to the control of the Management Committee, to grant or receive extensions of time or change the method of payment of an already existing liability or obligation, prosecute and defend actions on behalf of the Parties and the Joint Venture, mortgage any of the Property and assets, and take any other reasonable action in any matter with respect to which the Parties continue to have, or appear or are alleged to have, a common interest or a common liability.

EXHIBIT 6.2

14.

RELATIONSHIP OF THE PARTIES

14.1

No Partnership

Nothing contained in this Agreement shall be deemed to constitute a Party the partner of the other Party, nor, except as otherwise herein expressly provided, to constitute a Party the agent or legal representative of the other Party, nor to create any fiduciary relationship between them.  It is not the intention of the Parties to create, nor shall this Agreement be construed to create, any mining, commercial or other partnership.  No Party shall have any authority to act for or to assume any obligation or responsibility on behalf of the other Party, except as otherwise expressly provided herein.  The rights, duties, obligations and liabilities (including, without limitation, environmental obligations and liabilities) of the Parties shall be segregated and not joint and several.  Each Party shall be responsible only for its obligations as herein set out and shall be liable only for its proportionate share of the Expenditures as provided herein.

14.2

Reciprocal Indemnities

Each Party shall indemnify, defend and hold harmless the other Party, its respective directors, officers, employees, agents, attorneys and representatives from and against any and all losses, claims, damages and liabilities arising out of any act or any assumption of liability by the indemnifying Party, or any of its directors, officers, employees, agents, attorneys and representatives done or undertaken, or apparently done or undertaken, on behalf of the other Party, except pursuant to the authority expressly granted herein or as otherwise agreed in writing between the Parties.

14.3

Tax Returns

Each Party shall prepare and shall file, tax returns or other required tax forms on its own behalf.

14.4

Other Business Opportunities

Except as expressly provided in Section 13.5, each Party shall have the right to independently engage in and receive full benefits from business activities, whether or not competitive with the Operations, without consulting the other Party.  The doctrines of “corporate opportunity” or “business opportunity” shall not be applied to any other activity, venture, or operation of a Party, and, except as otherwise provided in Section 13.5 and in this Section 14.4, no Party shall have any obligation to the other Party with respect to any opportunity to acquire any property interest outside the Property at any time, or, subject to the terms of this Agreement, within the Property after the termination of this Agreement.

14.5

Waiver of Right to Partition

The Parties hereby waive and release all rights to partition during the initial term of this Agreement and during each subsequent renewal thereof, as applicable.

14.6

Registration of Participating Interests

Each Party shall be entitled to register and record its Participating Interest in its own name with any public registry of mining and immovable rights.

EXHIBIT 6.2

15.

CONFIDENTIALITY AND PUBLIC ANNOUNCEMENTS

15.1

General

The terms and conditions of this Agreement together with any other information concerning the Property, the Joint Venture and the performance of Operations (collectively, the “Confidential Information”), which may be disclosed by any Party, its directors, officers, employees, managers, consultants, agents or affiliates (collectively, the “Disclosing Party”) and received by the other Party, its directors, officers, employees, managers, consultants, agents or affiliates (collectively, the “Recipient”), shall be kept strictly confidential in accordance with the following provisions:

(a)

the Recipient shall refrain from directly or indirectly disclosing or making available any Confidential Information to any third Person for any use, except as permitted by this Agreement and as may be required by applicable Laws;

(b)

the Recipient hereby acknowledges that the Confidential Information is of proprietary nature to the Disclosing Party and that damage could result to the Disclosing Party if the information contained therein or derived therefrom is disclosed to any third Person;

(c)

the Recipient shall restrict disclosure of any and all Confidential Information only to those of its directors, officers, employees, managers or agents (including directors, officers, employees, managers, consultants or agents of Affiliates) whose duties justify the need to know such Confidential Information, and shall advise all such persons of the strict obligations of confidentiality hereunder; the Recipient shall further take all such measures as may be necessary to protect the confidentiality of the Confidential Information and shall require its directors, officers, employees, managers, consultants or agents to refrain from using the Confidential Information for their own use; and

(d)

the Recipient agrees not to use the Confidential Information to the detriment of the Disclosing Party.

15.2

Exceptions

Sections 15.1 shall not apply to Confidential Information which:

(a)

is or becomes known to the public generally through no wrongful act of the Recipient, its directors, officers, employees, managers, agents or affiliates; or

(b)

is received by the Recipient from a third Person who is not, to the best of the Recipient's knowledge, under an obligation of confidentiality to the Disclosing Party; or

(c)

is approved for release by written authorization of the Disclosing Party; or

(d)

was in the Recipient's possession prior to the time of disclosure hereunder; or

(e)

is required to be disclosed by applicable Law or order of a court of competent jurisdiction or a recognized stock exchange or government department or agency, provided that the Party making the disclosure hereunder, give reasonable prior notice of such disclosure to the other Party.

15.3

Survival

The provisions set forth in this Article 15 shall be binding and shall take effect from the Effective Date and shall terminate and cease to have any further force or effect at the later of (i) two (2) years following the termination of this Agreement and (ii) the date upon which the Recipient ceases to hold Confidential Information.

15.4

Public Announcements

Public announcements or reports (including press releases) by a Party of any information relating to this Agreement, the Joint Venture, the Property and the performance of Operations (whether given to a stock exchange or otherwise) shall be made on the basis of agreed texts approved in good faith prior to being issued by the other Party, such approval not to be unreasonably withheld.  Each Party (the “Reporting Party”) accordingly agrees with the other Party that it will, in advance of reporting to a stock exchange or otherwise, advise the other Party of the text of the proposed report and provide the other Party with the opportunity to make, acting reasonably, comments upon and changes to the form and content thereof before the same is issued.  Such comments or changes, as the case may be, shall be communicated to the Reporting Party within a reasonable time having due regard to the urgency of the announcement but, in any event, not later than 24 hours after its communication to the other Party.

EXHIBIT 6.2

16.

GENERAL PROVISIONS

16.1

Notices

Any notice, payment or other communication hereunder shall be given in writing and delivered by hand, by registered air mail, telefax, or by overnight courier. at the following addresses:

if the notice is to Cambior, to:

Cambior Inc.

1075, 3rd Avenue East, P.O. Box 9999

Val-d’Or, Québec

J9P 6M1

Tel: (819) 825-0211

Fax: (819) 825-8541

Attention:  Manager, Exploration - Canada

if the notice is to Strateco, to:

Strateco Resources Inc.

204, De Montarville Blvd., Suite 130,

Boucherville, Québec

J4B 6S2

Tel: (450) 641-0775

Fax: (418) 641-1601

Attention: President

or to any other addresses that any Party may at any time designate by written notice to the other Party.

All notices shall be effective and shall be deemed delivered (i) if by hand, or by overnight courier, on the date of delivery if delivered during normal business hours, and, if not delivered during normal business hours, on the next business day following delivery, (ii) if by electronic communication, on the next business day following receipt of the electronic communication, and (iii) if by mail, on the next business day after actual receipt.

16.2

No Waiver – Other Remedies

No failure on the part of a Party to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by any applicable Laws.

16.3

Amendments

No amendment, modification or waiver of any provision of this Agreement or consent to any departure by a Party from any provision of this Agreement shall in any event be effective unless it is confirmed in writing by the other Party and then the amendment, modification, waiver or consent shall be effective only in the specific instance, for the specific purpose and for the specific length of time for which it is given.

16.4

Force Majeure

Except for the obligation to make payments when due hereunder, the obligations of a Party shall be suspended to the extent and for the period that performance is precluded by any cause (other than lack of funds), whether foreseeable or unforeseeable, beyond its reasonable control, including, without limitation, labour disputes (however arising and whether or not employee demands are reasonable or within the power of that Party to grant); acts of God; Laws, regulations, orders, proclamations, instructions or requests of any governmental authority including, without limitation, Environmental Laws and Environmental Policies; orders of any court; inability to obtain on reasonably acceptable terms any public or private license, permit or other authorization; curtailment or suspension of activities to remedy or avoid an actual or alleged, present or prospective violation of federal, provincial or local environmental standards; acts of war or conditions arising out of or attributable to war, whether declared or undeclared; riot, civil strife, insurrection or rebellion; fire, explosion, earthquake, storm, flood, sink holes, drought or other adverse weather condition; delay or failure by suppliers or transporters of materials, parts, supplies, services or equipment or by contractors' or subcontractors' shortage of, or inability to obtain, labour, transportation, materials, machinery, equipment, supplies, utilities or services; accidents; breakdown of equipment, machinery or facilities; or any other cause whether similar or dissimilar to the foregoing (collectively a “Force Majeure Event”).  The affected Party shall promptly give notice to the other Party of the Force Majeure Event stating therein the nature of the suspension, the reasons therefor, and the expected duration thereof.  The affected Party shall resume performance as soon as reasonably possible.  During the period of Force Majeure Event, the obligations of the Parties to advance funds pursuant to this Agreement shall be reduced to levels consistent with then current levels of Operations.  The affected Party shall use all reasonable diligence to remedy the Force Majeure Event as quickly as practicable.  However, this requirement of reasonable diligence shall not require the settlement of strikes, lock-outs or other labour difficulties by the Party involved therein on terms not acceptable to it.  The manner of dealing with any such labour difficulties shall be entirely within the discretion of the Party so involved.

16.5

Governing Law and Language

This Agreement shall be governed by and interpreted in accordance with the Laws of the Province of Québec and the Laws of Canada applicable therein.  This original Agreement shall be executed in English, and English shall govern between the Parties notwithstanding the translation of the Agreement into French for any purpose.  The Parties acknowledge having expressly required that this Agreement and all documents relating thereto be drawn up in English.  Les parties reconnaissent avoir exigé que le présent contrat ainsi que tous les documents qui s’y rattachent soient rédigés en langue anglaise.

16.6

Severance of provisions

In the event that a court of competent jurisdiction determines that any term, part, or provision of this Agreement is unenforceable, illegal, or in conflict with any Laws to which this Agreement is subject, the Parties intend that the court reform that term, part, or provision within the limits permissible under the law in such manner as to approximate most closely the intent of the Parties to this Agreement; provided that, if the court cannot make such reformation, then that term, part, or provision shall be considered severed from this Agreement.  The remaining portions of this Agreement shall not be affected, and this Agreement shall be construed and enforced as if it did not contain that term, part, or provision.

16.7

Further Assurances

The Parties shall take from time to time such actions and execute such additional instruments as may be reasonably necessary or convenient to implement and carry out the intent and purpose of this Agreement.  Without limiting the generality of the foregoing, the Parties agree to consent to any amendments to the Joint Venture as may be reasonably required thereto to ensure continuous compliance with the form, substance and specific requirements of any mining license, permit or right and any provision of applicable Laws, including the Act.

16.8

Entire Agreement; Successors and Assigns

This Agreement contains the entire understanding of the Parties and supersedes all prior agreements and understandings between the Parties relating to the subject matter hereof, including the Letter Agreement.  In the event of any conflict between this Agreement and any Exhibit attached hereto, the terms of this Agreement shall govern.  This Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the Parties.

16.9

Counterparts

This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument and any of the Parties may execute this Agreement by signing any such counterpart.

16.10

Civil Code of Québec

Notwithstanding any provision of the CCQ to the contrary but subject to any mandatory provisions of public order thereof, the Parties agree that their rights and obligations, the administration of the Property and the Joint Venture, the end of indivision and partition are governed by this Agreement.

16.11

Effective Date

This Agreement shall commence to produce its effects between the Parties as of the Effective Date.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

STRATECO RESOURCES INC. Per:______________________________ Title:______________________________	CAMBIOR INC. Per:______________________________ Title:______________________________

EXHIBIT 6.2

EXHIBIT “A”

DESCRIPTION OF THE PROPERTY

CLAIMS IN DUFRESNOY TOWNSHIP

3605531

	3605532	3605541	3605542
3607441	3607442	3607443	3638621
3638624	3638625	3638632	3638871
3638881	3638882	3666691	3666692
3666693	3666701	3666702	3666741
3666742	3666743	3666744	3666871
3666872	3714631	3714632	3714633
3716672	3716681	3716682	3716691
3716692	3716701	3716702	3716711
3716712	3716721	3716722	3871312
3871321	3871322	3871331	3871332
3871341	3871342	3871351	3871352
3871392	3871531	3871532	3871541
3871542	3878781	3878782	3878871
3878872	P009420	P009421	P013990
P013991	P013992	P013993	P013994
P013995	P013996	P013997	P013998
P013999	P014000	P014001	P014002
P014003	P014004	P014005	0032851
0032852

CLAIMS IN ROUYN TOWNSHIP

3862131	3862132	3871501	3871502
3871511	3871512	3871521	3871522
3952241	3952242	3952243	3952244
3952245	3952246	3952247	3952381
3952391	3952392	3952393	3952394

Note:

Subsequent to the end of 2002, it is impossible to guarantee that all of the claims will be maintained in good standing without performance of statutory work on the Property.  A significant portion of these claims are maintained in good standing with work credits from statutory work performed on an adjacent property owned by Cambior and located south-east of the Marillac and Cyprus blocks.

EXHIBIT 6.2

EXHIBIT “B”

DESCRIPTION OF LIENS ON THE PROPERTY

Liens pertaining to the Airain portion:

The following claims are subject to a 10% Net Profit royalty payable to the successors of Messrs. Gaston and Yvan Vézina, pursuant to an agreement dated February 1st, 1979, a copy of which is attached hereto as Schedule “B1” to form part hereof:

3666691 3666692 3666693	3666701 3666702	3666741 3666742	3666743 3666744

Liens pertaining to the Cyprus portion:

The following claims are subject to a 2% Net Smelter Return royalty determined and payable to Mr. Marc Larouche or his successors, pursuant to an agreement dated August 15, 1978, as amended by letter agreement on August 13, 1982, copies of which are attached hereto as Schedule “B2(a)” and “B2(b)” to form part hereof:

3605531 3605532 3605541 3605542	3607441 3607442 3607443 3638621	3638624 3638625 3638632 3638871	3638881 3638882 3666871 3666872

Liens pertaining to the Dufault portion:

The following claims are subject to a 4% Net Profit royalty payable to South Dufault Mines Ltd. or its successors, pursuant to an agreement dated November 15, 1978, a copy of which is attached hereto as Schedule “B3” to form part hereof:

0032851	0032852

Liens pertaining to the Lac Savard portion:

The following claims are subject to a 10% Net Profit royalty payable to the successors of Messrs. Gaston and Yvan Vézina, pursuant to an agreement dated February 1st, 1979, a copy of which is attached hereto as Schedule “B4” to form part hereof:

3716672 3716681 3716682	3716691 3716692 3716701	3716702 3716711 3716712	3716721 3716722

Liens pertaining to the Marillac portion:

The following claims are subject to a 2% Net Smelter Return royalty on any gold production and to a 2% Gross Sale royalty on any other minerals and concentrates (including gold concentrates) payable to the successors of Mr. Yvan Vézina, pursuant to an agreement dated December 22, 1981, a copy of which is attached hereto as Schedule “B5” to form part hereof:

3871312 3871321 3871322 3871331 3871332 3871341 3871342 3871351 3871352	3871392 3871531 3871532 3871541 3871542 3862131 3862132 3871501 3871502	3871511 3871512 3871521 3871522 3952241 3952242 3952243 3952244	3952245 3952246 3952247 3952381 3952391 3952392 3952393 3952394

EXHIBIT 6.2

EXHIBIT “C”

DESCRIPTION OF NET SMELTER RETURN ROYALTY

1.

Definition. The terms used but not defined in this Exhibit “C” shall have the respective meaning ascribed thereto in the Agreement and, unless something in the subject matter or context is inconsistent therewith, the following terms shall have the meanings set forth below:

1.1

“Net Smelter Return” shall mean the actual spot market value (using London Bullion Houses, Second Fixing and excluding all hedging proceeds) of Products received, from time to time, by the Parties from any independent custom smelter, mint, refinery or other purchaser or user, from the sale or other disposition of Products removed from the Property, less:

(a)

all actual charges and costs, including insurance premiums, for transportation of Products from the processing facilities on or near the Property to the place of sale, or other disposition, whether transported by the Manager or a third Person;

(b)

all actual charges, costs, deductions, and penalties for the treatment, tolling, smelting, refining or minting of the Products and all costs and charges associated therewith, such as costs and charges with respect to handling, weighing, sampling, assaying and marketing, as well as representation charges, referee's fees and expenses, after said Products leave the processing facility on or near the Property; and

(c)

severance, production, ad valorem, excise, sales, and any other similar taxes or fees (excluding income taxes) paid to any lawful taxing authority on Products mined from the Property.

1.2

If Products are transported, processed, smelted, or refined by a Party or an Affiliate thereof, all charges, costs, penalties, and deductions referred to in Section 1.1, and used for calculating Net Smelter Return shall be equivalent to the prevailing competitive rates charged by a Person who is not an Affiliate in an arm’s-length transaction for transportation, smelting, or refining of a like quantity and quality of such Products.

2.

Calculation of Net Smelter Return.  An estimate of the quarterly Net Smelter Return shall be calculated by the Manager at the end of each calendar quarter, and the Net Smelter Return shall be calculated by the Manager at the end of each calendar year.   The estimate of the quarterly Net Smelter Return and a statement containing the Manager’s calculation of the annual Net Smelter Return shall be transmitted to the Royalty Holder together with payments of Net Smelter Return Royalty, if any, pursuant to Articles 3 and 4 of this Exhibit “C”, within 60 days of the end of the first three quarters of each calendar year and within ninety (90) days of the end of each calendar year, respectively.

3.

Verification and Disputing of Net Smelter Return.  The Royalty Holder may verify and contest the Manager’s calculation of Net Smelter Return during a period of six (6) months following receipt of the annual statement of Net Smelter Return.  The Manager shall maintain adequate records which shall be made available to the Royalty Holder during said six (6)-month period to enable the Royalty Holder to verify the correctness of the Manager’s calculation of the Net Smelter Return.  If the Royalty Holder disputes, in writing, the correctness of the Manager's determination of Net Smelter Return, the determination of whether an entry has been properly categorized or calculated shall be finally made by an independent firm of auditors mutually acceptable to Strateco and Cambior for final determination.  If the Royalty Holder does not dispute, in writing, the correctness of the Manager's determination of Net Smelter Return within six (6) months following the delivery of an annual statement, such annual statement shall be deemed to be correct and the Royalty Holder shall waive all of its rights to challenge said annual statement.

4.

Payment of Net Smelter Return Royalty.  Payments of the Net Smelter Return royalty shall be made, if any, to the Royalty Holder, in accordance with the terms set forth in the Agreement on a quarterly basis, within 60 days of the end of the first three quarters and within 90 days of the end of each calendar year.

5.

Right of the Royalty Holder.  The Royalty Holder shall have no right to or interest in the Agreement, the Joint Venture, the Property and any assets relating thereto, or any rights other than those provided for in this Exhibit “C”

EXHIBIT 6.3

SUMMARY IN ENGLISH LANGUAGE OF THE STOCK OPTION PLAN

OF STRATECO RESOURCES INC.

Strateco Resources Inc. (the "Company") has a stock options plan for officers, directors and employees.  A total of 2,200,000 common shares have been reserved for options with the approval of the shareholders and regulatory authorities. The maximum number of options that can be granted to a participant cannot exceed 5% of the issued and outstanding common shares. The exercise price of the options cannot be lower than the market price on the Exchange at the time of granting.  The options must expire no later than ten years after the date the options were granted.

The expiry date for the options is fixed by the Board of Directors and can be modified according to specific delays foreseen in the plan if the employee, director or officer dies, resigns, or ceases to be employed by the Company. If the options are not exercised before this new expiry date, they are annulled. The Board of Directors can also use its discretion  with consent of the options holder to modify the expiry date.

The options to purchase shares are not transferable or assignable. However once they are exercised and the shares are issued by the Company, these shares are subject to different limitation periods imposed by the regulatory authorities before sale or transfer.

EXHIBIT 6.4

SUMMARY IN ENGLISH LANGUAGE OF THE CONTRACT OF SERVICES

ENTERED INTO ON JULY 13, 2000 BETWEEN STRATECO RESOURCES

AND BBH-GÉO-MANAGEMENT INC.

On July 13, 2000, Resources Strateco Inc. (Strateco) in order to conduct exploration work on its mining properties signed a contract to retain the following services of BBH Géo-Management Inc.:

1.

to rent offices and office equipment;

2.

to execute the exploration and development works on mining properties;

3.

to execute necessary administrative work such as payments, secretarial services, shareholders’ relations and others;

4.

to preserve mining titles;

5.

the parties agreed that BBH could no be held liable for losses, pursuits or damages related to that management

Strateco agreed to pay the following to BBH :

Fixed fees of $3,000Cnd per month from August 1, 2000 to July 31, 2002 for the rent of offices and equipment. Fees for the personal of administration, geological consultants, accounting personal, legal services and other personal as described in Schedule A to be paid twice a month. Fees for the use of vehicles, photocopy equipment, managing fees of 15% for the costs of exploration work or development and applicable taxes. These costs and fees to be revised on July 31, 2002.

Schedule A of the agreement provides for a daily maximum rate for a mining engineer, a drawing technician on computer, a senior technician, a junior technician, day workers and a secretary. The daily fixed rate of location for a truck, a snowmobile and an all terrain vehicle are also fixed in Schedule A of the agreement. The agreement provides that the costs related to the use of these vehicles are however not covered in that fixed rate. These fees are payable by Strateco to BBH.

This contract expires on July 31, 2002(1)

.(1)

This agreement has been renewed and modified as of August 1, 2002. The amendments of August 1, 2002, concern the augmentation of professional fees to be paid at section 2.2, the allowance for a car to be used by the President of Strateco and the length of the term which is of three years. In Schedule A, the agreement provides for the reduction of the daily rate for the location of a truck but adds a maximum monthly rate for its location.

EXHIBIT 6.5

SUMMARY IN ENGLISH LANGUAGE OF THE CONTRACT TO PURCHASE MINING ASSETS

DATED MAY 16, 2000 BETWEEN ALTAVISTA MINES INC. AND STRATECO RESOURCES INC.

Strateco Resources Inc. (Strateco) acquired on May 16, 2000 from Altavista Mines Ltd (Altavista) all its rights and obligations in five mining properties, Santa Anna, Montbray, Lost Bay, Kanasuta and Quénonisca in Quebec, Canada valued at $348,000 in exchange of  4,427,193 common shares of the share-capital of Strateco. These rights and obligations are more fully described for each property in section  Part I, ITEM 1:  2. Description of business and ITEM 3: DESCRIPTION OF PROPERTY.

This acquisition was conditional to the previous approval of Altavista’s shareholders and regulatory authorities and the consent of Soquem Inc. concerning Quénonisca property and the consent of the Seller of the Santa Anna property.

As of the date of closing, Strateco engages itself to undertake all debts, obligations, liabilities and engagements of Altavista including environmental, fiscal and other obligations related to these mining properties.

Each party gave warranties and made representations necessary to the other party as to their incorporation, permits and conformity with rules and regulations at the federal and provincial levels for the pursuit of mining activities, domicile of the parties and veracity of representations which are to be in effect for a period of three years except for those questions of taxes and fiscal which are in effect for the period of limitations fixed by applicable laws and for the cases related to frauds and environmental problems which are also not limited by the period of three years.

The Agreement provides also for the transmission of possession and property by Altavista to Strateco of all documents, titles, notarized acts, leases, certificates, contracts, agreements including those related to the Santa Annna and Quénonisca properties or other documents in possession or under the control of Altavista. Altavista engaged itself until closing to give access to Strateco to all books, registers and other documents related to the mining assets.

Other clauses of this Agreement concern adjustment for payment of taxes and insurance to be made at the date of closing, signatures by Altavista of documents for transfer of mining titles to Strateco on closing, risks of losses assumed by Altavista until closing, obligation for indemnification of Strateco by Altavista until closing and notices and addresses of the parties.

EXHIBIT 10.1

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM  FX

APPOINTMENT OF AGENT FOR SERVICE OF PROCESS

 AND UNDERTAKING

Commission File No:

STRATECO RESOURCES INC.

(“Filer”)

1.

This is:

 [√ ] an original filing for the Filer

2.

Name of registrant:

Strateco Resources Inc.

Form type:

 Form FX

File number :

None available

Filed by:

 Strateco Resources Inc

Date filed:

 Concurrently with Form 10-SB

3.

The Filer is incorporated or organized under the laws of Quebec,  Canada and has its principal place of business at:

204, blvd De Montarville, suite 130

Boucherville , Quebec

Canada J4B 6S2

Telephone : (450) 641-0775

4.

The Filer designates and appoints:

Eaton Peabody    (“Agent”)

P.O. Box 1210

Fleet Center

80 Exchange Street, Bangor

Maine 04402-1210

Telephone number : (207) 947-0111

as the agent of the Filer upon whom may be served any process, pleadings, subpoenas, or other papers in:

a.

any investigation or administrative proceeding conducted by the Commission; and

b.

any civil suit or action brought against the Filer or to which the Filer has been joined as defendant or respondent, in any appropriate court in any place subject of the jurisdiction of any state or of the United States or of any of its territories or possessions or of the district of Columbia, where the investigation, proceeding or cause of action arises out of or relates to or concerns:

i.   any offering made or purported to be made in connection with the securities registered or qualified by the Filer on Form 10-SB, on July 15,2002 or any purchase or sales of any securities in connection therewith;

ii.   the securities in relation to which the obligation to file an annual report on    Form 40-F arises, or any purchases or sales of such securities;

iii.   any tender offer for the securities of a Canadian issuer with respect to which filings are made by the Filer with the Commission on Schedule 13E-4F, 14D-1F or 14D-9F; or

iv.   the securities in relation to which the Filer acts as trustee pursuant to an exemption under Rule 10a-5 under the Trust Indenture Act of 1939. The Filer stipulates and agrees that any such civil suit or action or administrative proceeding may be commenced by the service of process upon, and that service of an administrative subpoena shall be effected by service upon such agent for service of process, and that service as aforesaid shall be taken and held in all courts and administrative tribunals to be valid and binding as if personal service thereof had been made.

5.

Strateco Resources Inc. stipulates and agrees to appoint a successor agent for service of process and file an amended Form F-X if the Filer discharges the Agent or the Agent is unwilling or unable to accept service on behalf of the filer at any time until six years have elapsed from the date the issuer of the securities to which such Forms and Schedules relate has ceased reporting under the Exchange Act;

The Filer further undertakes to advise the Commission promptly of any change to the Agent’s name and address during the applicable period by amendment of this Form, referencing the file number of the relevant form in conjunction with which the amendment is being filed.

6.

Each person filing this Form, other than a trustee filing in accordance with General Instruction I.(e) of this Form, undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to: the Forms, Schedules and offering statements described in General Instructions I.(a), I.(b), I.(c), I.(d), and I.(f) of this Form, as applicable; the securities to which such Forms, Schedules and offering statements relate; and the transactions in such securities.

7.

The Filer certifies that it has duly caused this power of attorney, consent, stipulation and agreement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boucherville Country of  Quebec, Canada this 15 day of  July, 2002 .

This statement has been signed by the following persons in the capacities and on the dates indicated.

FOR THE  FILER:

STRATECO RESSOURCES INC.

(Signature)

By:

(Title) President

(Date) July 15, 2002

FOR THE AGENT OF THE FILER:

EATON PEABODY

(Signature)

By: Daniel McKay

(Title) President

(Date) July 18, 2002

Certified Copy of a resolution adopted with the consent of all administrators of Strateco Resources Inc. ("The Company") on April 11, 2002 at Boucherville, Quebec, Canada

REGISTRATION OF THE COMPANY WITH THE U.S SECURITIES AND EXCHANGE COMMISSION

WHEREAS all administrators are presents;

WHEREAS representations have been made of the necessity for the Company to be registered with the U.S. Securities & Exchange Commission pursuant to demands by brokers of the Company’s moveable securities and the business plan of the Company; and

WHEREAS the modalities of registration require the deposit of Form 10-SB and the services of an American lawyer to revise this form and to act as Agent for service and process.

IT IS RESOLVED WITH UNANIMOUS CONSENT OF THE ADMINISTRATORS:

1.

THAT the Company registers with the U.S. Securities and Exchange Commission by the deposit of Form 10-SB and that Mr. Guy Hébert and Mr. Jean-Pierre Lachance be authorized to sign said form.

2.

THAT the Company retains the services of an American lawyer to revise said form and to act as Agent for service and process of the Company with the U.S. Securities and Exchange Commission and that Mr. Hébert or Mr. Lachance be authorized to sign the mandate of this lawyer.

3.

THAT this resolution takes effect on April 11, 2002.

I certify that what precedes is a true copy of a resolution adopted by the board of directors of Strateco Resources Inc. in conformity with the law, bylaws, the patent letters and regulations governing the Company and this resolution is presently in effect for not having been amended, resolved or modified in any manner whatsoever.

This July 15, 2002

_____________________

(signed)Guy Hébert, President

EXHIBIT 10.2

KPMG LLP

Chartered Accountants

2000 McGill College Avenue

Telephone (514) 840-2100

suite 1900

Telefax (514) 840-2187

Montreal Québec H3A 3H8

www.kpmg.ca

The Board of Directors

Strateco Resources Inc.

We consent to the use of our report dated February 14, 2002, except for note 12 as of July 15, 2002. with respect to the balance sheets and statements of deferred expenditures of Strateco Resources Inc. as of December 31, 2001 and 2000, and the related statements of earnings and deficit and cash flows for each of the years in the two-year period ended December 31, 2001, included herein.

(signed) KPMG LLP

Chartered Accountants

Montréal Canada

July 22, 2002

KPMG llp, a Canadian owned limited Iiability partnership established under the laws of Ontario, is a member firm  of KPMG International, a Swiss association

EXHIBIT 10.3

Gowling Lafleur Henderson s.r.l.	Avocats	Agents de brevets et marques

Montreal, July 22, 2002 BY FAX SEC Headquarters Filing Department 450 Fift Street, NW Washington, DC 20549

1, Place Ville Marie

37[e] étage

Montreal (Québec)

Canada H3B 3P4

Telephone : (514) 878-9641

Fax : (514) 878-1450

www.gowlings.com

Me Henri Lanctôt

Direct Line : (514) 392-9566

Assistant : Janyne Lacoursière
(514) 878-1041, Extension 248

henri.lanctot@gowlings.com

Subject:	STRATECO RESOURCES INC. Registration statement Form 10-SB Notre dossier : L65540005

To whom it may concern :

Gowling Lafleur Henderson, LLP consents to the use of its name and opinion at pages 8 and 9 of the Registration Statement Form 10-SB of Strateco Resources Inc. dated July 15, 2002.

GOWLING LAFLEUR HENDERSON s.r.l.

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